Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

between

LEESPORT FINANCIAL CORP.

and

MADISON BANCSHARES GROUP, LTD.

April 16, 2004

i

ii

iii

THIS AGREEMENT AND PLAN OF MERGER, dated as of April 16 2004, is made between LEESPORT FINANCIAL CORP. (“Leesport”), a Pennsylvania business corporation, having its principal place of business in Wyomissing, Pennsylvania, and MADISON BANCSHARES GROUP, LTD. (“Madison”), a Pennsylvania business corporation, having its principal place of business in Blue Bell, Pennsylvania.

BACKGROUND

1.             Leesport and Madison desire for Madison to merge with and into Leesport, with Leesport surviving such merger, in accordance with the laws of the Commonwealth of Pennsylvania and the plan of merger set forth herein.

2.             The respective Boards of Directors of Leesport and Madison have each approved the plan of merger set forth herein and determined that it is advisable and in the best interests of their respective companies and shareholders for Madison to merge with and into Leesport, subject to the terms and conditions set forth herein.

3.             It is the intention of the parties to this Agreement (as hereinafter defined) that the Merger (as hereinafter defined) provided for herein be treated as a “reorganization” under Section 368(a) of the Internal Revenue Code.

4.             Subject to the terms of this Agreement, at or prior to the execution and delivery of this Agreement, certain directors, officers and affiliates of Madison, each have executed in favor of Leesport, a letter agreement dated as of April 16, 2004, in the form attached hereto as Exhibit 1.

5.             Leesport desires to merge Madison Bank (“Madison Bank”), a Pennsylvania-chartered commercial bank and a wholly-owned subsidiary of Madison, into and with Leesport Bank, a Pennsylvania-chartered commercial bank and a wholly-owned subsidiary of Leesport (“Leesport Bank”), with Leesport Bank surviving such merger in accordance with the Bank Plan of Merger (as hereinafter defined).

6.             As a condition and inducement to each of Leesport and Madison to enter into this Agreement, Leesport Bank has entered into agreements with each of CEO, Mr. Thomas J. Coletti, the current executive vice president and chief operating officer of Madison, Mr. John J. Crits, currently an employee of Madison, and Jonathan G. Kraus, currently an employee of Madison (collectively, the “Key Employee Agreements”), regarding the terms of their employment following the completion of the Merger, which agreements shall become effective at the Effective Time (as hereinafter defined).

7.             Leesport and Madison desire to provide the terms and conditions governing the transactions contemplated herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
THE MERGERS

Section 1.01  Definitions.  As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

Acquisition Transaction shall mean one of the following transactions with a party other than Leesport or an affiliate of Leesport: (i) a merger or consolidation, or any similar transaction, involving Madison or Madison Bank, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of Madison or Madison Bank or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of 15% or more of any class or series of equity securities of Madison or Madison Bank (for purposes of Section 4.06) or 50% or more of any class or series of equity securities of Madison or a Madison Bank (for purposes of Section 6.02(c)).

Affiliate means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

Agreement means this agreement, and any permitted amendment or supplement hereto.

Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

Articles of Merger means the articles of merger to be executed by Leesport and Madison and to be filed in the PDS in accordance with the laws of the Commonwealth of Pennsylvania.

Bank Holding Company Act means the Bank Holding Company Act of 1956, as amended.

Bank Merger means the merger of Madison Bank with and into Leesport Bank, with Leesport Bank surviving such merger, as contemplated by Section 1.03 of this Agreement.

Bank Plan of Merger has the meaning given to that term in Section 1.03 of this Agreement.

BCL means the Pennsylvania Business Corporation Law of 1988, as amended.

Benefits Schedule means the employee benefits schedule included as part of the Madison Disclosure Schedule, including without limitation, those Madison Disclosure Schedules applicable to Sections 2.08 and 2.12 of this Agreement.

Business Day means any day other than (i) a Saturday or Sunday, or (ii) a day on which Leesport or Madison is authorized or obligated by law or executive order to close.

Cedar Hill has the meaning given that term in Section 2.13.

CEO has the meaning given that term in Section 1.02(d)(i).

Closing has the meaning given that term in Section 1.02(a).

Closing Date has the meaning given that term in Section 1.02(a).

Derivatives Contract has the meaning given that term in Section 2.21.

Determination Date has the meaning given that term in Section 6.01(d).

Dissenting Shares has the meaning given that term in Section 1.02(i).

Distribution Date has the meaning given that term in Section 4.13.

Effective Date means the date specified in the Articles of Merger which shall be the same as the Closing Date.

Effective Time means the time specified in the Articles of Merger for the effectiveness of the Merger or, if no such time is specified, the time of filing the Articles of Merger.

Employee Benefit Plan has the meaning given that term in ERISA Section 3(3).

Employee Pension Benefit Plan has the meaning given that term in ERISA Section 3(2).

Employee Welfare Benefit Plan has the meaning given that term in ERISA Section 3(1).

Environmental Law means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time hereunder.

Exchange Agent has the meaning given that term in Section 1.02(g).

Exchange Ratio has the meaning given to such term in Section 1.02(e)(iii).

Expenses has the meaning given that term in Section 6.02(b).

FDIA means the Federal Deposit Insurance Act, as amended.

FDIA Limitations has the meaning given that term in Section 2.03(a).

FDIC means the Federal Deposit Insurance Corporation.

Federal Reserve Board means the Board of Governors of the Federal Reserve System.

GAAP means generally accepted accounting principles as in effect at the relevant date.

Governmental Authority means any United States or foreign, federal, state or local governmental commission, board, body, bureau, or other regulatory authority, agency, including courts and other judicial bodies, or any self-regulatory body or authority, including any instrumentality or entity designated to act for or on behalf of the foregoing.

IRC means the Internal Revenue Code of 1986, as amended.

IRS means the Internal Revenue Service.

Indemnified Liabilities has the meaning given that term in Section 4.05(a).

Indemnified Parties has the meaning given that term in Section 4.05(a).

Indemnified Party has the meaning given that term in Section 4.05(a).

Indemnifying Party has the meaning given that term in Section 4.05(a).

Index Group has the meaning given that term in Section 6.01(d).

Index Price has the meaning given that term in Section 6.01(d).

Key Employee Agreements has the meaning given that term in the Background Section of this Agreement.

Labor and Employment Law means any federal, state, local, or foreign law, statute, ordinance, executive order, rule, regulation, code, consent, order, judgment, decree, injunction or any agreement with any Governmental Authority relating to (i) employment discrimination or affirmative action, (ii) labor relations, (iii) employee compensation or benefits, (iv) safety and health, (v) wrongful or retaliatory discharge, and/or (vi)  any other aspect of the employment relationship.  Such laws shall include, but not be limited to, Title VII of the Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, ERISA, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Fair Credit Collection Act, the Worker Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Polygraph Protection Act, the Equal Pay Act, the National Labor Relations Act, the Older Worker Benefit Protection Act, the Rehabilitation Act, the Vietnam Era Veterans Readjustment Assistance Act, as well as any and all state fair employment practices laws, any and all state labor relations laws, any and all state wage and hour laws, any and all state wage payment and collection laws, any and all state statutes regarding wrongful or retaliatory discharge, and federal and state common law regarding employment discrimination or affirmative action, labor relations, employee compensation or benefits, safety and health and/or wrongful or retaliatory discharge and/or related tort claims.

Leesport Average Value means the average of the Leesport Market Prices for the thirty (30) consecutive trading days ended April 8, 2004, which is $25.96.

Leesport has the meaning given that term in the Recitals hereto.

Leesport Bank has the meaning given that term in the Recitals hereto.

Leesport Common Stock has the meaning given to that term in Section 3.02(a).

Leesport Disclosure Schedule means a disclosure schedule delivered by Leesport to Madison pursuant to this Agreement.

Leesport ESOP has the meaning given that term in Section 4.11(a)(i).

Leesport Financials means (i) the audited consolidated financial statements of Leesport as of December 31, 2003 and for the three years ended December 31, 2003, including the notes thereto and (ii) the unaudited interim consolidated financial statements of Leesport as of each calendar quarter thereafter included in Securities Documents filed by Leesport, including the notes thereto, in the case of each of (i) and (ii) as included in the Leesport Securities Documents.

Leesport 401(k) Plan has the meaning given that term in Section 4.11(a)(ii).

Leesport Market Price means, as of any date, the closing sales price of a share of Leesport Common Stock, as reported on the Nasdaq.

Leesport Market Value means, as of any date, the average of the Leesport Market Prices for the ten (10) consecutive trading days ending on the trading day preceding the date as of which the Leesport Market Value is determined.

Leesport Ratio has the meaning given that term in Section 6.01(d).

Leesport Regulatory Agreement has the meaning given that term in Section 3.20.

Leesport Regulatory Reports means the annual reports of Leesport or Leesport Bank, as the case may be, filed with the PDB, the Federal Reserve Board or the FDIC from December 31, 2003 through the Closing Date.

Leesport Rights Agreement means the Rights Agreement dated as of September 19, 2001 between Leesport and American Stock Transfer & Trust Company, as rights agent.

Leesport Stock Purchase Rights means Rights to purchase Leesport Common Stock in accordance with the terms of the Leesport Rights Agreement.

Leesport Subsidiaries means (i) Leesport Bank, (ii) any corporation, 50% or more of the capital stock or equity interests of which are owned, either directly or indirectly, by Leesport, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank, (iii) First Leesport Capital Trust I and Leesport Capital Trust II, (iv) those subsidiaries listed in the Leesport Disclosure Schedule, and (v) any other entity controlled by Leesport.

Madison has the meaning given that term in the Recitals hereto.

Madison Bank has the meaning given that term in the Recitals hereto.

Madison Bank Common Stock has the meaning given that term in Section 2.02(b).

Madison Certificate has the meaning given to that term in Section 1.02(g)(v).

Madison Common Stock means the common stock of Madison described in Section 2.02(a).

Madison Designee has the meaning given that term in Section 1.02(d)(i).

Madison Disclosure Schedule means a disclosure schedule delivered by Madison to Leesport pursuant to this Agreement.

Madison Financials means (i) the audited consolidated financial statements of Madison as of December 31, 2003 and for the three years ended December 31, 2003, including the notes thereto and (ii) the unaudited interim consolidated financial statements of Madison as of each calendar quarter delivered after December 31, 2003, including the notes thereto.

Madison 401(k) Plan has the meaning given that term in Section 4.11(a)(iii).

Madison Options has the meaning given that term in Section 1.02(f)(i).

Madison Preferred Stock has the meaning given that term in Section 2.02(a).

Madison Regulatory Agreement has the meaning given that term in Section 2.25.

Madison Regulatory Reports means the annual or quarterly reports, and accompanying schedules, of Madison or Madison Bank, filed with any applicable Regulatory Authority, including without limitation, the PDB, Federal Reserve Board, or the FDIC from December 31, 2003 through the Closing Date.

Madison Stock Option Plans means the stock option plans of Madison identified in the Madison Disclosure Schedule that have not terminated.

Madison Subsidiary means (i) Madison Bank, (ii) any corporation or business trust, 50% or more of the capital stock or equity interests of which are owned, either directly or indirectly, by Madison, except any corporation the stock of which is held in the ordinary course of the lending activities of Madison Bank, (iii) Madison

Statutory Capital Trust I, (iv)  those subsidiaries listed in the Madison Disclosure Schedule and (v) any other entity controlled by Madison.

Madison Warrants has the meaning given that term in Section 1.02(f)(ii).

Material Adverse Effect shall mean, with respect to Leesport or Madison, respectively, any effect which is, or in the future may be, material and adverse to its assets, liabilities, financial condition, prospects or results of operations on a consolidated basis taken as a whole provided, however, that Material Adverse Effect shall not be deemed to include (i) any change resulting from a change in interest rates generally, (ii) any change occurring after the date hereof in any federal or state law, rule or regulation (or in any interpretation of the foregoing) or in GAAP or applicable regulatory accounting principles, which change affects banking institutions (or their holding companies) generally, (iii) changes in general economic, legal, regulatory or political conditions affecting banking institutions (or their holding companies) generally, (iv) changes resulting solely from the announcement or pendency of the transaction contemplated by this Agreement, (v) expenses incurred in connection with the Merger, (vi) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger and the costs associated with Section 4.10 hereof incurred in connection with this Agreement and the transactions contemplated hereby, (vii) actions or omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party in furtherance of the transactions contemplated hereby (including without limitation any actions taken by Madison pursuant to Section 4.10(a)(vi) of this Agreement) or otherwise permitted to be taken by the other party under this Agreement, and (viii) any effect with respect to a party hereto caused, in whole or in substantial part, by the other party.

Maximum Amount has the meaning given that term in Section 4.05(c).

Merger means the merger of Madison with and into Leesport, with Leesport surviving such merger, as contemplated by this Agreement.

Nasdaq means the NASDAQ Stock Market, Inc.

PDB means the Pennsylvania Department of Banking.

PDS means the Department of State of the Commonwealth of Pennsylvania.

Person means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, trust or “group” (as that term is defined in Section 13(d)(3) of the Exchange Act).

Prospectus/Proxy Statement means the joint prospectus/proxy statement, together with any supplements thereto, to be transmitted to holders of Madison

Common Stock and holders of Leesport Common Stock in connection with the transaction contemplated by this Agreement.

Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Leesport Common Stock and Leesport Stock Purchase Rights to be issued in connection with the transactions contemplated by this Agreement.

Regulatory Agreement has the meaning given to that term in Section 2.11(b) and 3.10(b) of this Agreement.

Regulatory Authority means any banking agency or department of any federal or state government, including without limitation the PDB, the Federal Reserve Board, the FDIC, or the respective staffs thereof.

Rights means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

SEC means the Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

Securities Documents means all registration statements, schedules, statements, forms, reports, proxy materials, and other documents required to be filed under the Securities Laws.

Securities Laws means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

Starting Date has the meaning given that term in Section 6.01(d).

Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

Superior Proposal means a bona fide written proposal for an Acquisition Transaction on terms which the Board of Directors of Madison concludes in good faith, after consultation with Madison’s outside legal counsel and financial advisors, taking into account all the terms and conditions of the Acquisition Transaction (including any break-up fees, expense reimbursement provisions and conditions to consummation), the legal, financial and regulatory aspects of the proposal, and the person making the proposal, (i) are in the aggregate more favorable and provide greater value to all the shareholders of Madison than the Merger and (ii) are fully financed, or reasonably capable of being fully financed, and otherwise are reasonably capable of being completed as proposed in a timeframe comparable to transactions of size, scope and complexity similar to the Merger.

Surviving Corporation has the meaning given to that term in Section 1.02(b).

Takeover Laws has the meaning given to that term in Section 2.20.

Termination Fee has the meaning given that term in Section 6.02(c).

USA Patriot Act has the meaning give that term in Section 2.23.

Section 1.02  The Merger.

(a)     Closing.  The closing of the Merger (the “Closing”) will take place on a date (the “Closing Date”) mutually agreed to by the parties which will coincide with the date for the operational conversion of the computer systems of Madison Bank and Leesport Bank; provided, in any case, that all conditions to closing set forth in Article V (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date.  The Closing shall take place at such location as is mutually agreed by the parties hereto.  On the Closing Date, Leesport and Madison shall cause the Articles of Merger to be duly executed and filed with the PDS.

(b)    The Merger.  Subject to the terms and conditions of this Agreement, on the Effective Date:  Madison shall merge with and into Leesport; the separate corporate existence of Madison shall cease; Leesport shall be the Surviving Corporation in the Merger (Leesport, as the surviving corporation in the Merger, is sometimes referred to herein as the “Surviving Corporation”); and all of the property (real, personal and mixed), rights, powers, privileges, franchises, and duties and obligations of Madison shall be taken and deemed to be transferred to and vested in Leesport, as the Surviving Corporation in the Merger, without further act or deed; all debts, liabilities, obligations, restrictions, disabilities and duties of each of Madison and Leesport shall thereafter be the responsibility of Leesport; all in accordance with the applicable laws of the Commonwealth of Pennsylvania.

(c)     Leesport’s Articles of Incorporation and Bylaws.  On and after the Effective Date, the articles of incorporation and bylaws of Leesport, as in effect immediately prior to the Effective Time, shall automatically be and remain the articles of incorporation and bylaws of Leesport, as the Surviving Corporation in the Merger, until thereafter altered, amended or repealed.

(d)    Board of Directors and Officers of Leesport and Leesport Bank.

(i)  On the Effective Date, the Board of Directors of Leesport, as the Surviving Corporation, shall consist (i) of those persons holding such offices immediately prior to the Effective Time, (ii) Mr. Vito A. DeLisi, the current president and chief executive officer of Madison (“CEO”), and (iii) two (2) additional persons designated by Madison (the “Madison Designees”) prior to the date of mailing the Prospectus/Proxy

Statement, selected from the individuals listed on the Leesport Disclosure Schedule, each to hold office until his successor is elected and qualified in accordance with applicable law, and the articles of incorporation and bylaws of Leesport.  To the extent Leesport objects on a reasonable basis to Madison’s proposal of an individual to serve as a Madison Designee, Madison shall propose another individual from the individuals listed on the Leesport Disclosure Schedule to serve in such capacity; provided, however, that the Madison Designees shall be comprised in any event of two of such individuals.  Leesport shall designate CEO as a Class I director with a term of office through April 2007.  Leesport shall designate each of the Madison Designees as a Class II director with a term of office through April 2005 and, subject to the qualifications set forth in this Section 1.02(d)(i), shall re-nominate each of the Madison Designees for at least one full three-year term thereafter.

(ii)  On the Effective Date, the officers of Leesport duly elected and holding office immediately prior to the Effective Time shall be the officers of Leesport, as the Surviving Corporation in the Merger, each to hold office until his successor is elected and qualified or otherwise in accordance with applicable law, and the articles of incorporation and bylaws of Leesport.

(iii)  On the effective date of the Bank Merger, the Board of Directors of Leesport Bank, as the surviving institution in the Bank Merger, shall consist of those persons holding such office immediately prior to such effective date and CEO.  Subject to applicable legal requirements, Leesport shall cause CEO to be appointed as a director of Leesport Bank effective as of the effective date of the Bank Merger to hold office until the 2005 annual reorganization meeting of the Board of Directors of Leesport Bank.  Leesport shall cause CEO to be renominated as a director of Leesport Bank for election at the 2005, 2006 and 2007 annual reorganization meetings of the Board of Directors of Leesport Bank, and shall vote its shares of Leesport Bank in favor of such election at such meetings.

(iv)  On the effective date of the Bank Merger, the officers of Leesport Bank duly elected and holding office immediately prior to such effective date and CEO shall be the officers of Leesport Bank, as the surviving institution in the Bank Merger.

(e)     Effect on Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of Leesport, Madison or the holders of any of the following securities, the following shall occur:

(i)  Cancellation of Certain Common Stock.  Each share of Madison Common Stock which is owned by Leesport, Madison or any of their Subsidiaries (other than shares that are held in trust, managed, custodial or nominee accounts and the like and which are beneficially owned by third parties) shall be canceled and cease to be issued and outstanding, and no consideration shall be delivered therefore.

(ii)  Certain Leesport Common Stock Not Affected.  Each share of Leesport Common Stock issued and outstanding immediately prior to the Effective Time shall, at and after the Effective Time, continue to be issued and outstanding as an identical share of Leesport Common Stock.

(iii)  Conversion of Madison Common Stock.  Subject to the provisions of subparagraphs (i) and (iv) of this Section 1.02(e), each share of Madison Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Madison Common Stock, if any, then owned by Leesport or Madison or any Madison Subsidiary and shares with respect to which the holder thereof duly exercises the right to dissent under applicable law) shall, at and after the Effective Time, by reason of the Merger and without any action on the part of the holder thereof, be converted into and become a right to receive 0.6028 shares of fully paid and non-assessable Leesport Common Stock, and the corresponding number of Leesport Stock Purchase Rights (the “Exchange Ratio”).

(iv)  Cash in Lieu of Fractional Shares.  Notwithstanding anything herein to the contrary, no fraction of a whole share of Leesport Common Stock and no scrip or certificate therefore shall be issued in connection with the Merger.  Any former Madison shareholder who would otherwise be entitled to receive a fraction of a share of Leesport Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction multiplied by the Leesport Market Price on the last trading day immediately preceding the Effective Date.

(f)     Stock Options; Warrants.

(i)  At the Effective Time, each option to acquire Madison Common Stock which is then outstanding and exercisable immediately prior to the Effective Time (“Madison Options”) shall be terminated and each grantee thereof shall be entitled to receive, in lieu of, and in full satisfaction of, each share of Madison Common Stock that would otherwise have been issuable upon the exercise thereof, a cash amount equal to the positive difference between the exercise price of the option and $15.65.  Madison agrees to take or cause to be taken all action necessary to provide for termination of Madison Options covered by this Section 1.02(f)(i) and the payment of the amounts required in connection therewith effective at or before the Effective Time.

(ii)  At the Effective Time, each stock purchase warrant to acquire Madison Common Stock which is then outstanding and exercisable immediately prior to the Effective Time (“Madison Warrants”) shall be terminated and each holder thereof shall be entitled to receive, in lieu of, and in full satisfaction of, each share of Madison Common Stock that would otherwise have been issuable upon the exercise thereof, a cash amount equal to the positive difference between the exercise price of the warrant and $15.65.  Madison agrees to take or cause to be taken all action necessary to provide for termination of Madison Warrants covered by this Section 1.02(f)(ii) and the payment of the amounts required in connection therewith effective at or before the Effective Time, including without limitation obtaining the written agreement of each holder of Madison Warrants to such treatment.

(g)    Surrender and Exchange of Madison Stock Certificates.

(i)  Exchange of Certificates.  At the Effective Time, for the benefit of the holders of shares of Madison Common Stock, Leesport shall deliver to an exchange agent designated (which shall be Leesport’s registrar and transfer agent unless a different exchange agent is mutually selected by Madison and Leesport) to act as exchange agent (the “Exchange Agent”) in connection with the Merger, certificates evidencing the number of shares of Leesport Common Stock issuable in the Merger.  The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Leesport Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.  Each holder of shares of Madison Common Stock who surrenders to the Exchange Agent the certificate or certificates representing such shares shall be entitled to receive, as soon as reasonably practicable after the Effective Time, in exchange therefore a certificate or certificates for the number of whole shares of Leesport Common Stock into which such holder’s shares of Madison Common Stock have been converted pursuant to the Merger, together with a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(iv) hereof.

(ii)  Rights Evidenced by Certificates.  Each certificate for shares of Leesport Common Stock issued in exchange for certificates for Madison Common Stock pursuant to Section 1.02(g)(i) hereof shall be dated the Effective Date and shall be entitled to dividends and all other rights and privileges pertaining to such shares of stock from and after the Effective Date.  Until surrendered, each certificate theretofore evidencing shares of Madison Common Stock shall, from and after the Effective Date, evidence solely the right to receive certificates for shares of Leesport Common Stock pursuant to Section 1.02(g)(i) hereof, the corresponding number of Leesport Stock Purchase Rights, and a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(iv) hereof.  If certificates for shares of Madison Common Stock are exchanged for Leesport Common Stock at a date following one or more record dates for the payment of dividends or for any other distribution on the shares of Leesport Common Stock which record date occurs after the Effective Date, Leesport will pay cash in an amount equal to dividends theretofore payable on such Leesport Common Stock and pay or deliver any other distribution to which holders of shares of Leesport Common Stock have theretofore become entitled.  Upon surrender of certificates for shares of Madison Common Stock in exchange for certificates for Leesport Common Stock, Leesport shall pay any dividends to which such holder of Madison Common Stock may be entitled as a result of the declaration of a dividend on the Madison Common Stock by Madison in accordance with the terms of this Agreement with a record date prior to the Effective Date and a payment date after the Effective Date.  No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 1.02(g) upon surrender of certificates for shares of Madison Common Stock.  Notwithstanding the foregoing, no party hereto will be liable to any holder of Madison Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.  Until such time as certificates for shares of Madison Common Stock are surrendered by a Madison shareholder to the Exchange Agent for exchange, Leesport shall have the right to withhold dividends or any other distributions on the shares of Leesport Common Stock issuable to such shareholder.

(iii)  Exchange Procedures.  The Exchange Agent shall accept each certificate for shares of Madison Common Stock delivered for exchange under this Section 1.02(g) submitted in accordance with such reasonable and customary terms as the Exchange Agent shall impose to effect an orderly exchange thereof in accordance with normal exchange practices.  If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Leesport Common Stock for which certificates will be issued pursuant to this Section 1.02(g) shall be completed on the basis of the aggregate number of shares represented by the certificates so surrendered.  If shares of Leesport Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Leesport Common Stock is to be issued or to whom cash is to be paid shall pay to the Exchange Agent any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of Madison Common Stock which are surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.  As promptly as reasonably practicable but in no event later than ten (10) Business Days after the Effective Date, the Exchange Agent shall send or cause to be sent to each shareholder of record of Madison Common Stock transmittal materials for use in exchanging certificates representing Madison Common Stock for certificates representing Leesport Common Stock into which the former have been converted in the Merger.  Certificates representing shares of Leesport Common Stock and checks for cash in lieu of fractional shares shall be mailed to former shareholders of Madison as promptly as reasonably possible but in no event later than fifteen (15) Business Days following the receipt of certificates representing former shares of Madison Common Stock duly endorsed or accompanied by the materials referenced herein and delivered by certified mail, return receipt requested.

(iv)  No Further Ownership Rights.  All shares of Leesport Common Stock and the corresponding number of Leesport Stock Purchase Rights issued and cash paid upon conversion of shares of Madison Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Madison Common Stock.

(v)  Lost Certificates.  If any certificate representing Madison Common Stock (a “Madison Certificate”) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Madison Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent the posting by such Person of a bond in such reasonable amount as Leesport may direct as indemnity against any claim that may be made against it with respect to such Madison Certificate, the Exchange Agent shall deliver or cause to be delivered in exchange for such lost, stolen, or destroyed Madison Certificate the shares of Leesport Common Stock represented thereby based on the Exchange Ratio, any cash in lieu of fractional shares of Leesport

Common Stock to which the holders thereof are entitled pursuant to Section 1.02(e)(iv), the corresponding number of Leesport Stock Purchase Rights and any dividends or other distributions on shares of Leesport Common Stock to which the holders thereof are entitled pursuant to Section 1.02(g)(ii).

(vi)  Stock Transfer Books.  At the close of business on the Effective Date, the stock transfer books of Madison with respect to Madison Common Stock issued and outstanding prior to the Effective Time shall be closed and, thereafter, there shall be no further registration of transfers on the records of Madison of shares of Madison Common Stock issued and outstanding prior to the Effective Time.  From and after the Effective Time, the holders of Madison Certificates shall cease to have any rights with respect to such shares of Madison Common Stock formerly represented thereby, except as otherwise provided herein or by law.  On or after the Effective Time, any Madison Certificates presented to Leesport or the Exchange Agent for any reason shall be exchanged for shares of Leesport Common Stock represented thereby based on the Exchange Ratio, any cash in lieu of fractional shares of Leesport Common Stock to which the holders thereof are entitled pursuant to Section 1.02(e)(iv), the corresponding number of Leesport Stock Purchase Rights and any dividends or other distributions on shares of Leesport Common Stock to which the holders thereof are entitled pursuant to Section 1.02(g)(ii).

(h)    Anti-Dilution Provisions.  If Leesport shall, at any time before the Effective Date, (i) declare a dividend with respect to its common stock in shares of Leesport Common Stock with a record date prior to the Effective Date (or any security convertible into or exchangeable for Leesport Common Stock), (ii) combine the outstanding shares of Leesport Common Stock into a smaller number of shares, (iii) resolve to effect or split or subdivide the outstanding shares of Leesport Common Stock with a record date prior to the Effective Date, or (iv) reclassify or recapitalize or otherwise adjust the shares of Leesport Common Stock, then, in any such event, the number of shares of Leesport Common Stock to be delivered to Madison shareholders who are entitled to receive shares of Leesport Common Stock in exchange for shares of Madison Common Stock shall be adjusted so that each Madison shareholder shall be entitled to receive such number of shares of Leesport Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred immediately prior to the happening of such event.  (By way of illustration, if Leesport declares a Leesport Common Stock dividend of 7% payable with respect to a record date on or prior to the Effective Date, the Exchange Ratio shall be adjusted upward by 7%).  In addition, in the event that, prior to the Effective Date, Leesport enters into an agreement pursuant to which shares of Leesport Common Stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each Madison shareholder entitled to receive shares of Leesport Common Stock in the Merger shall be entitled to receive such number of shares or other securities or amount of obligations of such other corporation as such shareholder would be entitled to receive if the Effective Date had occurred immediately prior to the happening of such event.

(i)      Dissenting Shares.  Each outstanding share of Madison Common Stock, the holder of which has perfected his right to dissent under the BCL and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”) shall not be converted into or represent a right to receive Leesport Common Stock in accordance with the Exchange Ratio hereunder and the holder thereof shall be entitled only to such rights as are granted by the BCL.  If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenting Shares held by such holder shall as of the Effective Time or the occurrence of such event, whichever occurs later, automatically be converted into and represent only the right to receive Leesport Common Stock and the corresponding number of Leesport Stock Purchase Rights in accordance with the Exchange Ratio hereunder and in accordance with the applicable provisions of this Agreement.  Madison shall give Leesport notice upon receipt by Madison of any such written demands for payment of the fair value of shares of Madison Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the BCL.  Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

Section 1.03  Bank Merger.  Leesport and Madison shall use their best efforts to cause Madison Bank to merge with and into Leesport Bank, with Leesport Bank surviving such merger, as soon as practicable after the Merger on the Effective Date.  Concurrently with, or as soon as reasonably practicable after, the execution and delivery of this Agreement, Leesport shall cause Leesport Bank, and Madison shall cause Madison Bank, to execute and deliver a bank plan of merger (the “Bank Plan of Merger”) in a form acceptable to Leesport and Madison.  The Bank Plan of Merger shall not be effected prior to the Effective Time.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF MADISON

Madison hereby represents and warrants to Leesport that, except as specifically set forth in the Madison Disclosure Schedule delivered to Leesport by Madison on the date hereof:

Section 2.01  Organization.

(a)     Madison is a business corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.  Madison is a bank holding company duly registered under the Bank Holding Company Act.  Madison has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.  Madison is qualified or licensed to do business as a foreign corporation in each jurisdiction in which it is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Madison.

(b)    Madison Bank is a commercial bank, duly organized and validly existing under the laws of the Commonwealth of Pennsylvania.  Madison Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.  Madison Bank and each other Madison Subsidiary is qualified or licensed to do business as a foreign corporation in each jurisdiction in which it is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not and would not reasonably be expected to have a Material Adverse Effect on Madison.

(c)     There are no Madison Subsidiaries other than Madison Bank and those identified in the Madison Disclosure Schedule.

(d)    The deposits of Madison Bank are insured by the FDIC to the extent provided in the FDIA.

(e)     Except as disclosed on the Madison Disclosure Schedule, the respective minute books of Madison and Madison Bank and each other Madison Subsidiary accurately reflect all material corporate actions of their respective shareholders and boards of directors (including committees).

(f)     Prior to the date of this Agreement, Madison has made available to Leesport true and correct copies of the articles of incorporation and bylaws of Madison, the charter and bylaws of Madison Bank and the articles of incorporation and bylaws of each other Madison Subsidiary, each as in effect on the date hereof.

Section 2.02  Capitalization.

(a)     The authorized capital stock of Madison consists of (i) 20,000,000 shares of common stock, $1.00 par value per share (“Madison Common Stock”), of which as of the date of this Agreement no shares were issued and held by Madison as treasury stock and 2,175,070 shares are outstanding, validly issued, fully paid and non-assessable and free of preemptive rights, and (ii) 5,000,000 shares of preferred stock, none of which, as of the date hereof, are issued or outstanding (“Madison Preferred Stock”).  Neither Madison nor Madison Bank nor any other Madison Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Madison Common Stock, Madison Preferred Stock or any other security of Madison or any securities representing the right to vote, purchase or otherwise receive any shares of Madison Common Stock, Madison Preferred Stock or any other security of Madison, other than (i) shares issuable or to be issued under Madison Stock Option Plans or stock options otherwise granted by the Madison Board of Directors and each as set forth in reasonable detail (including the exercise price, the grant date, the vesting date and the expiration date of all such options ) in the Madison Disclosure Schedule, (ii) 54,635 Madison Warrants granted by the Madison Board of Directors to purchase 54,635 shares of Madison Common Stock, and each as set forth in reasonable detail (including the exercise price, the grant date and the expiration date of all such warrants) in the Madison Disclosure Schedule and (iii) capital securities issued by Madison Statutory Capital Trust I.

(b)    The authorized capital stock of Madison Bank consists exclusively of 1,000,000 shares of common stock, $1.00 par value (the “Madison Bank Common Stock”), of which 588,000 shares are outstanding, validly issued, fully paid, non-assessable, free of preemptive rights, all of which are owned by Madison free and clear of any lien, security interests, pledges, charges and restrictions of any kind or nature.  Neither Madison nor any

Madison Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any Madison Subsidiary or any other security of any Madison Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any Madison Subsidiary.  Either Madison or Madison Bank own all of the outstanding shares of capital stock of each Madison Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature, except that, in the case of Madison Statutory Capital Trust I, Madison owns 100% of the common securities.

(c)     Except for the Madison Subsidiaries, neither (i) Madison, (ii) Madison Bank, nor (iii) any other Madison Subsidiary, owns any equity interest, directly or indirectly, in any other company or controls any other company, except for equity interests held in the investment portfolios of Madison Subsidiaries, equity interests held by Madison Subsidiaries in a fiduciary capacity, equity interests held in connection with the commercial loan activities of Madison Subsidiaries, or other securities and interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted.  There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by Madison or Madison Bank with respect to any other company’s capital stock or the equity of any other person.

(d)    Except as disclosed on the Madison Disclosure Schedule and to the best of Madison’s knowledge, no person or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Madison Common Stock.

Section 2.03  Authority; No Violation.

(a)     Madison has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby subject to receipt of all necessary approvals of Governmental Authorities and the approval of Madison’s shareholders of this Agreement.  Madison Bank has requisite corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger subject to receipt of all necessary approvals of Governmental Authorities.  The execution and delivery of this Agreement by Madison and the consummation by Madison of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Madison and, except for approval by the shareholders of Madison, no other corporate proceedings on the part of Madison are necessary to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Madison and, subject to (i) approval of the shareholders of Madison of this Agreement and (ii) receipt of the required approvals from Regulatory Authorities described in Section 3.04 hereof and compliance with such required approvals, constitutes the valid and binding obligation of Madison, enforceable against Madison in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights, general equity principles or by applicable conservatorship or receivership provisions of the FDIA (“FDIA Limitations”)).  The Bank Plan of Merger, upon its execution and delivery by Madison Bank concurrently with, or as soon as reasonably practicable after, the execution and delivery of this Agreement, will constitute the valid and binding obligation of Madison Bank, enforceable against Madison Bank in accordance with its terms, subject to the applicable FDIA Limitations, or insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)           None of (i) the execution and delivery of this Agreement by Madison, (ii) the execution and delivery of the Bank Plan of Merger by Madison Bank, (iii) subject to receipt of approvals from Madison’s shareholders and the receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Madison’s and Leesport’s compliance with any conditions contained therein (including the expiration of related waiting periods), the completion of the transactions contemplated hereby, and (iv) compliance by Madison or Madison Bank with any of the terms or provisions hereof or of the Bank Plan of Merger, will (A) violate any provision of the articles of incorporation or bylaws of Madison or any Madison Subsidiary; (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Madison or any Madison Subsidiary or any of their respective properties or assets; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Madison or any Madison Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which Madison or any Madison Subsidiary is a party, or by which they or any of their respective properties or assets may be subject.

Section 2.04  Consents.  Except for the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Madison under the BCL, Madison’s articles of incorporation and bylaws, and the approval of the Bank Plan of Merger by Madison as sole shareholder of Madison Bank, and by the Board of Directors of Madison Bank, no consents, approvals or waivers of, or filings or registrations with, any Governmental Authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Madison or the Bank Plan of Merger by Madison Bank, and (b) the completion by Madison of the transactions contemplated hereby or by Madison Bank of the Bank Merger.  As of the date hereof, Madison does not believe that the consents and approvals set forth above will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would have a Material Adverse Effect on Madison’s ability to consummate the transactions contemplated by this Agreement.

Section 2.05  Financial Statements.

(a)     Madison has previously made available or will make available to Leesport the Madison Regulatory Reports.  The Madison Regulatory Reports have been, or will be, prepared in all respects in accordance with applicable regulatory accounting principles and practices, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, throughout the periods covered by such statements, and fairly present, or will fairly present in all respects, the financial position, results of operations and changes in shareholders’ equity of Madison as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, applied on a consistent basis.

(b)    Madison has previously made available or will make available to Leesport the Madison Financials.  The Madison Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Madison as of and for the periods ended on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein.

(c)     Since December 31, 2003, neither Madison nor Madison Bank (as the case may be) had, or will have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Madison Financials or Madison Regulatory Reports or in the footnotes thereto which are not appropriately reflected or reserved against therein or appropriately disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not reasonably expected to have a Material Adverse Effect and which are incurred in the ordinary course of business, consistent with past practice, liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

Section 2.06  Taxes.  Madison and the Madison Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a).  Except as set forth in the Madison Disclosure Statement, Madison has duly filed, and will file, all material federal, state and local tax returns required to be filed by or with respect to Madison and all Madison Subsidiaries on or prior to the Closing Date (taking into account any extensions of time within which to file which have not expired) (all such returns being or will be true and complete in all respects) and has duly paid or will pay, or made or will make provisions and related balance sheet accruals (if required) for the payment of, all material federal, state and local taxes which have been incurred by or are due or claimed to be due from Madison and any Madison Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date.  Except as disclosed in the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary has (i) any pending federal, state or local tax audits, (ii) waived or extended any federal, state or local tax statute of limitations for tax purposes.

Section 2.07  No Material Adverse Effect.  Except as disclosed on the Madison Disclosure Schedule, Madison has not suffered any Material Adverse Effect since December 31, 2003.

Section 2.08  Contracts.

(a)           Except as disclosed in this Agreement or in the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary is a party to or subject to:  (i) any employment, consulting or severance contract or arrangement currently in effect with any past or present officer, director or employee of Madison or any Madison Subsidiary, except for “at will” arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of Madison or any Madison Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of Madison or any Madison Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any Madison Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Madison or any Madison Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness, other than deposits, repurchase agreements, the junior subordinated debentures referred to in Section 4.05(f) or as set forth in the Madison Disclosure Schedule, bankers acceptances and “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Leesport or any Leesport Subsidiary; (vi) any contract (other than this Agreement) limiting the freedom of Madison or any Madison Subsidiary to engage in any type of banking or bank-related business permissible under law; or (vii) any contractual or other agreements which give any director, officer or employee of Madison or any Madison Subsidiary the right to terminate such agreement prior to 90 days after the Effective Date.

(b)           True and correct copies of agreements, plans, arrangements and instruments referred to in Section 2.08(a) have been made available to Leesport on or before the date hereof, are listed in the Madison Disclosure Schedule and are in full force and effect on the date hereof and neither Madison nor any Madison Subsidiary (nor, to the knowledge of Madison, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument where there would be a Material Adverse Effect.  Except as described in this Agreement or as set forth in the Madison Disclosure Schedule, (i) no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement, (ii) none of the employees (including officers) of Madison or any Madison Subsidiary, possess the contractual right to terminate their employment as a result of the execution of this Agreement or upon completion of the Merger on the Effective Date, and each contract with any director, officer and employee is listed on the Madison Disclosure Schedule and such Schedule contains a true and correct summary of (A) severance and other benefits such individual would be entitled to receive upon termination of their employment for other than cause and (B) the provisions of any covenant not to compete, covenant not to solicit customers and covenant not to solicit employees, (iii) no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Madison or any Madison Subsidiary is a party or under which Madison or any Madison Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder, and (iv) no such agreement, plan or arrangement (A) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Madison or any Madison Subsidiary absent the occurrence of a subsequent event; or (B) requires Madison or any Madison Subsidiary to provide a benefit in the form of Madison Common Stock or determined by reference to the value of Madison Common Stock.

Section 2.09  Ownership of Property; Insurance Coverage.

(a)           Madison and the Madison Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by Madison or any Madison Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Madison Regulatory Reports and in the Madison Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described on the Madison Disclosure Schedule, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) items permitted under Article IV of this Agreement, (iv) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (vi) as reflected on the consolidated statement of financial condition of Madison as of December 31, 2003 and (vii) such as would not reasonably be expected to have a Material Adverse Effect.  Madison and the Madison Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Madison and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.  Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the Notes to the Madison Financials.

(b)           With respect to all agreements pursuant to which Madison or any Madison Subsidiary has purchased securities subject to an agreement to resell, if any, Madison or such Madison Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(c)           Madison and the Madison Subsidiaries currently maintain insurance considered by Madison to be reasonably prudent for their respective operations in accordance with industry practice.  Neither Madison nor any Madison Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased.  Except as disclosed on the Madison Disclosure Schedule, there are presently no material claims pending under such policies of insurance and no notices have been given by Madison or Madison Bank under such policies during the past two (2) years with respect to any potential material claims.  All such insurance is valid and enforceable and in full force and effect, and within the last three years Madison, Madison Bank and each Madison Subsidiary has received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any claims submitted under any of their insurance policies.

Section 2.10  Legal Proceedings.  Except as set forth in the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary is a party to any, and there are no pending or, to the best of Madison’s knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (a) against Madison or any Madison Subsidiary or (b) to which Madison or any Madison Subsidiary’s assets are or may be subject, (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (d) which could adversely affect the ability of Madison to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (a) or (b) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Madison.

Section 2.11  Compliance With Applicable Law.

(a)           Madison and Madison Subsidiaries and, to the knowledge of Madison, their employees hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of the businesses of Madison and Madison Subsidiaries as presently conducted under, and have complied in all respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, except where the failure to hold such licenses, franchises, permits and authorizations or comply with applicable laws, statutes, rules, orders, or regulations would not reasonably be expected to have a Material Adverse Effect.

(b)           Except as disclosed on the Madison Disclosure Schedule, (i) Madison and each Madison Subsidiary is in substantial compliance with all of the material statutes, regulations or ordinances which each Regulatory Authority applicable to them enforces; (ii) since December 31, 2001, no Regulatory Authority has threatened to revoke any license, franchise, permit or governmental authorization which is material to Madison or any Madison Subsidiary or required or threatened to require Madison or any Madison Subsidiary to enter into a cease and desist order or memorandum of understanding with it; and (iii) since December 31, 2001, no Regulatory Authority has restricted or limited the operations of Madison or any Madison Subsidiary, including without limitation any restriction on the payment of dividends (any such memorandum or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”).  Except as disclosed on the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary has consented to or entered into any Regulatory Agreement.  Madison received a rating of at least “Satisfactory” in connection with its last CRA examination.

Section 2.12  ERISA.  Madison has previously delivered or made available to Leesport true and complete copies of all Employee Pension Benefit Plans, all Employee Welfare Benefit Plans and all other employee benefit plans, policies, programs, agreements and arrangements, including profit sharing plans, defined benefit pension plans, employee stock ownership plans, employee stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual executive and administrative incentive plans or long term incentive plans, severance plans, policies and agreements, group insurance plans, vacation pay, sick leave, short-term disability, long-term disability, and medical plans, all of which are set forth in the Madison Disclosure Schedule, sponsored or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Madison or any Madison Subsidiary, together with (a) the most recent actuarial and valuation reports (if any) and financial reports relating to those plans which constitute “qualified plans” under IRC Section 401(a), or which are self-insured or self-funded Employee Benefit Plans, (b) the most recent annual reports required to be filed by such plans, if any, with any government agency, and (c) all rulings (other than determination letters and including any voluntary compliance filing or self-correction actions) and the most recent determination letters and any pending request for a determination letter pertaining to any plan that is intended to be qualified under IRC Section 401(a).  Neither Madison, any Madison Subsidiary, nor any Employee Pension Benefit Plan maintained by Madison or any Madison Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any Employee Pension Benefit Plan subject to Title IV of ERISA which liability has resulted in or will result in a Material Adverse Effect with respect to Madison, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan which would result in a Material Adverse Effect.  With respect to each plan that is subject to Title IV of ERISA, the present value of the accrued benefits under each such plan, calculated on a plan termination basis (using appropriate or required annuity purchase rates and lump-sum distribution assumptions), based on the plan’s most recent valuation date and determined as of such date, did not exceed the then current value of the assets of such plan allocable to such accrued benefits.  Neither Madison nor any Madison Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multiemployer plan.  All Employee Benefit Plans comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment.  No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or under an individual or class exemption issued by the U.S. Department of Labor, or any transaction prohibited under IRC Section 4975 and not exempt has occurred within the past six (6) years with respect to any Employee Benefit Plan maintained by Madison or any Madison Subsidiary which would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Madison.  Madison and the Madison Subsidiaries provide continuation coverage under group health plans for separating employees and “qualified beneficiaries” in compliance with the provisions of IRC Section 4980B(f).  Such group health plans, to the extent such provisions apply, are in material compliance with Section 1862(b)(1) of the Social Security Act and the health insurance obligations (sometimes referred to as “HIPAA”) imposed by IRS Section 9801 and Part 7 of Subtitle B of Title I of ERISA.

Section 2.13  Brokers, Finders and Financial Advisors; Fairness Opinion.  Except for Madison’s engagement of Cedar Hill Advisors, LLC (“Cedar Hill”) in connection with transactions contemplated by this Agreement and except for arrangements with brokers or similar third parties relating to sales of annuities or other securities, or as otherwise set forth on the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, or, except for its commitments disclosed in Madison Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, which has not been reflected in the Madison Financials.  The engagement letter between Madison and Cedar Hill relating to Cedar Hill’s engagement as Madison’s financial advisor in connection with the transactions contemplated by this Agreement has been made available to Leesport.  Cedar Hill has provided Madison with its opinion to the effect that, as of the date of approval of this Agreement by the Board of Directors of Madison, the Exchange Ratio is fair to shareholders of Madison from a financial point of view.

Section 2.14  Environmental Matters.  Except as set forth on the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary, nor any properties operated by Madison or any Madison Subsidiary during Madison’s use or ownership has been or is in violation of or liable under any Environmental Law that would have a Material Adverse Effect on Madison.  There are no actions, suits or proceedings, or demands, claims, notices or, to the knowledge of Madison, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Madison, overtly threatened, relating to the liability of any property owned or operated by Madison or any Madison Subsidiary under any Environmental Law that would have a Material Adverse Effect on Madison.  Madison has previously made available to Leesport copies of any and all environmental reports, studies, assessments and information regarding underground storage tanks relating to the environmental condition of any property owned or operated by Madison or any of its Subsidiaries.  Madison holds and is in compliance with all environmental permits, licenses and approvals required under all Environmental Laws in connection with its business.  Madison has no knowledge of the release or uncontained presence of hazardous substances on any of its owned or leased properties.  All underground storage tanks located on properties owned or leased by Madison, if any, are in compliance with all Environmental Laws or, if closed, were closed in compliance with Environmental Laws and no remediation is required.  Except as disclosed in the Madison Disclosure Schedules, Madison has no knowledge of:  (a) the presence of lead paint or asbestos or asbestos containing materials in any structures on its owned or leased properties; (b) any federal or state superfund or similar listing for any disposal sites to which the waste of Madison has been transported; and (c) any environmental liens on its owned or leased properties.

Section 2.15  Allowance for Losses.  The allowance for loan losses reflected, and to be reflected, in the Madison Regulatory Reports each has been, and will be, established in compliance with the requirements of all applicable regulatory criteria, and the allowance for loan losses shown, and to be shown, on the balance sheets contained in the Madison Financials have been, and will be, established in compliance with the applicable requirements of GAAP.

Section 2.16  Information to be Supplied.  The information to be supplied by Madison and Madison Bank for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) and each amendment or supplement thereto, if any, and/or any information Madison filed with the SEC under the Exchange Act which is incorporated by reference into the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Madison and up to and including the date of the meeting of shareholders of Madison to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.  The information supplied, or to be supplied, by Madison for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date of the attainment of any required regulatory approvals or consents, be accurate in all material respects.

Section 2.17  Related Party Transactions.  Except as disclosed in the footnotes to the Madison Financials, or in the Madison Disclosure Schedule, Madison is not a party to any material transaction (including any loan or other credit accommodation, but excluding deposits in the ordinary course of business) with any Affiliate of Madison (except a Madison Subsidiary).  All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other risks or unfavorable features.  No loan or credit accommodation to any Affiliate of Madison is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended.  Neither Madison nor Madison Bank has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by a Madison Bank is inappropriate.

Section 2.18  Loans.  Each loan reflected as an asset in the Madison Financial Statements (a) is evidenced in all respects by documentation prepared in accordance with customary lending standards in the ordinary course of business and (b), to the knowledge of Madison, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to the affecting creditors’ rights or by general equity principles or the FDIA Limitations).

Section 2.19  Takeover Laws.  Madison has taken all action required to be taken by it in order to exempt this Agreement, the Bank Plan of Merger and the transactions contemplated hereby and thereby from, and this Agreement, the Bank Plan of Merger and the transactions contemplated hereby and thereby are exempt from, the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination,” or other antitakeover laws and regulations of any jurisdiction (collectively, the “Takeover Laws”), including, without limitation, the Commonwealth of Pennsylvania.

Section 2.20  Labor and Employment Matters.  To the knowledge of Madison, neither Madison nor any Madison Subsidiary, nor any facilities owned or operated by Madison or any Madison Subsidiary has been or is in violation of or is liable under any Labor and Employment Law, which violation or liability, individually or in the aggregate, resulted in, or will result in, a Material Adverse Effect with respect to Madison.  Except as disclosed in the Madison Disclosure Schedule, there are no legal, administrative, arbitration or other proceedings, demands, claims, notices, audits or, to the knowledge of Madison, investigations (including without limitation notices, demand letters or requests for information from any federal, state or local commission, agency or board) instituted or pending, or to the knowledge of Madison threatened, relating to the liability of Madison or any Madison Subsidiary under any Labor and Employment Law.

Section 2.21  Risk Management Instruments.  Neither Madison nor any of the Madison Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a “Derivatives Contract”) or owns securities that (a) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (b) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business.  All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of Madison or any of the Madison Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally), and are in full force and effect.  Madison and the Madison Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to Madison’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on Madison.

Section 2.22  Community Reinvestment Act, Anti-Money Laundering and Customer Information Security.  Except as set forth in the Madison Disclosure Schedules, neither Madison nor Madison Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist, which would cause Madison Bank (a) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory,” or (b) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA Patriot Act of 2001, Public Law 107-56 (the “USA Patriot Act”), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation, or (c) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Madison Bank pursuant to 12 C.F.R. Part 364.  Except as set forth in the Madison Disclosure Schedule, the board of directors of Madison Bank has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification certification procedures that has not been deemed ineffective in any material respects by any Regulatory Authority and that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

Section 2.23  Credit Card Accounts.  Except as set forth on the Madison Disclosure Schedules, neither Madison nor any Madison Subsidiary originates, maintains or administers credit card accounts.

Section 2.24  Merchant Processing.  Except as set forth on the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary provides, or has provided, merchant credit card processing services to any merchants.

Section 2.25  Agreements with Regulatory Authorities.  Except as set forth on the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2001, a recipient of any supervisory letter from, or since December 31, 2001, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Authority or other governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly situated financial holding companies or their subsidiaries (each item in this sentence, whether or not set forth in the Madison Disclosure Schedule, a “Madison Regulatory Agreement”), nor has Madison or any of its Subsidiaries been advised since December 31, 2001 by any Regulatory Authority or other governmental entity that it is considering issuing, initiating, ordering, or requesting any such Madison Regulatory Agreement.

Section 2.26  Regulatory Capital.  Madison and Madison Bank meet or exceed all applicable regulatory capital requirements, and Madison Bank is deemed “well capitalized” under such regulatory requirements.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF LEESPORT

Leesport hereby represents and warrants to Madison that, except as set forth in the Leesport Disclosure Schedule delivered by Leesport to Madison on or prior to the date hereof:

Section 3.01  Organization.

(a)           Leesport is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.  Leesport is a bank holding company duly registered under the Bank Holding Company Act which has elected to be treated as a financial holding company.  Leesport has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.  Leesport is qualified or licensed to do business as a foreign corporation in each jurisdiction in which it is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Leesport.

(b)           Leesport Bank is a commercial bank, duly organized and validly existing under the laws of the Commonwealth of Pennsylvania.  Leesport Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.  Leesport Bank and each other Leesport Subsidiary is duly organized, validly existing, and in good standing under the laws of its formation and each possesses full corporate power and authority to carry on its respective business and to own, lease and operate its properties as presently conducted.

(c)           There are no Leesport Subsidiaries other than Leesport Bank and those identified in the Leesport Disclosure Schedule.

(d)           The deposits of Leesport Bank are insured by the FDIC to the extent provided in the FDIA.

(e)           The respective minute books of Leesport, Leesport Bank and each other Leesport Subsidiary accurately reflect all material corporate action of their respective shareholders and boards of directors (including committees).

(f)            Prior to the execution of this Agreement, Leesport has made available to Madison true and correct copies of the articles of incorporation and the bylaws of Leesport and Leesport Bank, and the organizational documents of each other Leesport Subsidiary, respectively, as in effect on the date hereof.

Section 3.02  Capital Structure.

(a)           The authorized capital stock of Leesport consists of (a) 20,000,000 shares of common stock, $5.00 par value per share (“Leesport Common Stock”), of which, at the date of this Agreement, 40,043 shares were issued and held by Leesport as treasury stock and 3,417,527 shares are outstanding, validly issued, fully paid, non-assessable and free of preemptive rights.  Neither Leesport, Leesport Bank nor any other Leesport Subsidiary is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any shares of Leesport Common Stock or any other security of Leesport or any securities representing the right to vote, purchase or otherwise receive any shares of Leesport Common Stock or any other security of Leesport, other than

(i) the Leesport Stock Purchase Rights, (ii) options to acquire shares of Leesport Common Stock authorized under Leesport’s employee benefit plans, stock option plans, non-employee directors compensation plan, employee stock ownership plan, employee stock purchase plan, and dividend reinvestment plan, (iii) securities issued by First Leesport Capital Trust I and (iv) securities issued by Leesport Capital Trust II.

(b)           Except as disclosed in the Leesport Disclosure Schedule, Leesport owns all of the capital stock of Leesport Bank, free and clear of any lien, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature and either Leesport or Leesport Bank owns all of its shares of capital stock of each other Leesport Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.  Except for the Leesport Subsidiaries, and as disclosed in the Leesport Disclosure Schedule, Leesport does not possess, directly or indirectly, any equity interest in any corporation, except for equity interests held in the investment portfolios of Leesport Subsidiaries, equity interests held by Leesport Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of Leesport Subsidiaries.

(c)           To the best of Leesport’s knowledge, except as disclosed in Leesport’s proxy statement dated March 26, 2004, in any subsequent Schedule 13D or 13G filed with the SEC, or in the Leesport Disclosure Schedules no person or “group” (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Leesport Common Stock.

(d)           The shares of Leesport Common Stock, when issued in accordance with this Agreement, (a) will be duly authorized, validly issued, fully paid and non-assessable, and (b) will be free of any liens; provided, however, that such shares of Leesport Common Stock may be subject to restrictions on transfer under applicable securities laws, under this Agreement.  The issuance of such shares of Leesport Common Stock is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

Section 3.03  Authority; No Violation.

(a)           Leesport has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby subject to receipt of all necessary approvals of Governmental Authorities and the approval of Leesport’s shareholders of this Agreement.  Leesport Bank has requisite corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger subject to receipt of all necessary approvals of Governmental Authorities.  The execution and delivery of this Agreement by Leesport and the consummation by Leesport of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Leesport, and, except for approval by the shareholders of Leesport, no other corporate proceedings on the part of Leesport are necessary to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Leesport and, except for the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of Leesport, enforceable against Leesport in accordance with its terms, (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles or FDIA Limitations).  The Bank Plan of Merger, upon its execution and delivery by Leesport Bank, will constitute the valid and binding obligation of Leesport Bank, enforceable against Leesport Bank in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)           None of (i) the execution and delivery of this Agreement by Leesport, (ii) the execution and delivery of the Bank Plan of Merger by Leesport Bank, (iii) subject to receipt of approval from Leesport’s shareholders and the receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Madison’s and Leesport’s compliance with any conditions contained therein (including the expiration of related waiting periods), the completion of the transactions contemplated hereby, and (iv) compliance by Leesport or Leesport Bank with any of the terms or provisions of this Agreement or of the Bank Plan of Merger will (A) violate any provision of the articles of incorporation or bylaws of Leesport or any other Leesport Subsidiary or the charter and bylaws of Leesport Bank; (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Leesport or any other Leesport Subsidiary or any of their respective properties or assets; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Leesport or Leesport Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which Leesport or Leesport Bank is a party, or by which they or any of their respective properties or assets may be subject.

Section 3.04  Consents.  Except for consents, approvals, filings and registrations from or with the Federal Reserve Board, the FDIC, the PDB, the NASD, the SEC, and state “blue sky” authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Leesport under the BCL, Leesport’s articles of incorporation and bylaws, and the approval of the Bank Plan of Merger by the Board of Directors of Leesport Bank and by Leesport as sole shareholder of Leesport Bank, no consents or approvals or waivers of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Leesport or the Bank Plan of Merger by Leesport Bank, and (b) the consummation by Leesport of the transactions contemplated hereby or by Leesport Bank of the Bank Merger.  Leesport has no reason to believe that the consents and approvals set forth above will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact the ability of Leesport or Leesport Bank to consummate the transactions contemplated by this Agreement.

Section 3.05  Financial Statements.

(a)           Leesport has previously made available, or will make available, to Madison the Leesport Regulatory Reports.  The Leesport Regulatory Reports have been, or will be, prepared in all respects in accordance with applicable regulatory accounting principles and practices, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, throughout the periods covered by such statements, and fairly present, or will fairly present in all respects, the financial position, results of operations, and changes in shareholders’ equity of Leesport as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, applied on a consistent basis.

(b)           Leesport has previously made available, or will make available, to Madison the Leesport Financials.  The Leesport Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by the Leesport Financials, except as noted therein and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Leesport as of and for the periods ended on the dates thereof, in accordance with GAAP applied on a consistent basis throughout the periods covered by the Leesport Financials, except as noted therein.

(c)           At, and since, the date of each balance sheet included in the Leesport Financials or Leesport Regulatory Reports, neither Leesport nor Leesport Bank (as the case may be) had or will have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Leesport Financials or Leesport Regulatory Reports or in the footnotes thereto which are not appropriately reflected or reserved against therein or appropriately disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not reasonably expected to have a Material Adverse Effect and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

Section 3.06  Taxes.  Leesport and the Leesport Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a).  Except as set forth in the Leesport Disclosure Schedule, Leesport has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Leesport and all Leesport Subsidiaries on or prior to the Closing Date (taking into account any extensions of time within which to file which have not expired) (all such returns being or will be true and complete in all respects) and has duly paid or will pay, or made or will make, provisions and related balance sheet accruals (if required) for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Leesport and any Leesport Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date.  Except as disclosed in the Leesport Disclosure Schedule, neither Leesport nor any Leesport Subsidiary has (i) any pending federal, state or local tax audits or (ii) waived or extended any federal, state or local tax statute of limitations for tax purposes.

Section 3.07  No Material Adverse Effect.  Except as disclosed on the Leesport Disclosure Schedule, Leesport has not suffered any Material Adverse Effect since December 31, 2003.

Section 3.08  Ownership of Property; Insurance Coverage.

(a)           Leesport and the Leesport Subsidiaries have good and, as to real property, marketable title to all assets and properties owned by Leesport or any Leesport Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Leesport Financials and in the Leesport Regulatory Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the Leesport Disclosure Schedule, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iv) such imperfections of title, easements and encumbrances , if any, as are not material in character, amount or extent, (v) as reflected on the consolidated statement of financial condition of Leesport as of December 31, 2003 included in Leesport’s Securities Documents and (vi) such as would not reasonably be expected to have a Material Adverse Effect.  Leesport and the Leesport Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Leesport and its Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them.

(b)           With respect to all agreements pursuant to which Leesport or any Leesport Subsidiary has purchased securities subject to an agreement to resell, if any, Leesport or such Leesport Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(c)           Leesport and the Leesport Subsidiaries currently maintain insurance in amounts considered by Leesport to be reasonably prudent for their respective operations in accordance with industry practice.  Neither Leesport nor any Leesport Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance (except with respect to directors and officers liability insurance and employment law liability insurance) will be substantially increased.  There are presently no material claims pending under such policies of insurance and no notices have been given by Leesport or Leesport Bank under such policies during the past two (2) years with respect to any potential material claims.  All such insurance is valid and enforceable and in full force and effect, and within the last three years Leesport, Leesport Bank and each Leesport Subsidiary has received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any claims submitted under any of their insurance policies.  All such insurance is in full force and effect.

Section 3.09  Legal Proceedings.  Neither Leesport nor any Leesport Subsidiary is a party to any, and there are no pending or, to the best of Leesport’s knowledge, threatened legal, administrative, regulatory, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental or self-regulatory investigations or inquiries of any nature (a) against Leesport or any Leesport Subsidiary, (b) to which Leesport or any Leesport Subsidiary’s assets are or may be subject, (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (d)  which could adversely affect the ability of Leesport to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Leesport.

Section 3.10  Compliance With Applicable Law.

(a)           Leesport and the Leesport Subsidiaries and, to the knowledge of Leesport, their employees hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of the businesses of Leesport and Leesport Subsidiaries as presently conducted under, and have complied in all respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, except where the failure to hold such licenses, franchises, permits and authorizations or comply with applicable laws, rules, orders or regulations would not reasonably be expected to have a Material Adverse Effect.

(b)           Except as disclosed on the Leesport Disclosure Schedule, (i)  Leesport and each Leesport Subsidiary is in substantial compliance with all of the statutes, regulations or ordinances which each Regulatory Authority applicable to them enforces; (ii) since December 31, 2001, no Regulatory Authority has threatened to revoke any license, franchise, permit or governmental authorization which is material to Leesport or any Leesport Subsidiary or required or threatened to require Leesport or any Leesport Subsidiary to enter into a cease and desist order or memorandum of understanding with it and (iii) since December 31, 2001, no Regulatory Authority has restricted or limited the operations of Leesport or any Leesport Subsidiary, including without limitation any restriction on the payment of dividends (any such memorandum or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”).  Neither Leesport nor any Leesport Subsidiary is a party to any Regulatory Agreement.  Leesport received a rating of at least “Satisfactory” in connection with its last CRA examination.

Section 3.11  Information to be Supplied.  The information to be supplied by Leesport for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) and each amendment or supplement thereto, if any, and/or any information Leesport filed with the SEC under the Exchange Act which is incorporated by reference into the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Madison and up to and including the date of the meeting of shareholders of Madison to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.  The information supplied, or to be supplied, by Leesport for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all respects.

Section 3.12  ERISA.  Leesport has previously delivered or made available to Madison true and complete copies of all Employee Pension Benefit Plans, all other Employee Welfare Benefit Plans, and all other Employee Benefit Plans, including profit sharing plans, employee stock ownership plans, employee stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual executive and administrative incentive plans or long term incentive plans, severance plans, policies and agreements, group insurance plans, including vacation pay, sick leave, short-term disability, long-term disability, and medical plans, policies, programs, agreements and arrangements, all of which are set forth on the Leesport Disclosure Schedule, sponsored or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Leesport or any Leesport Subsidiary, together with (a) the most recent actuarial (if any) and financial reports relating to those plans which constitute “qualified plans” under IRC Section 401(a), (b) the most recent annual reports required to be filed by such plans, if any, with any government agency, and (c) all rulings and determination letters which pertain to any such plans.  Neither Leesport, any Leesport Subsidiary, nor any Employee Pension Benefit Plan maintained by Leesport or any Leesport Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any Employee Pension Benefit Plan subject to Title IV of ERISA which liability has resulted in or will result in a Material Adverse Effect with respect to Leesport, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan which would result in a Material Adverse Effect.  With respect to each plan that is subject to Title IV of ERISA, the present value of the accrued benefits under each such plan, calculated on a plan termination basis and based upon the actuarial assumptions used by the Pension Benefit Guaranty Corporation to determine the level of funding required in the event of the termination of such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits.  Neither Leesport nor any Leesport Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multiemployer plan.  All Employee Benefit Plans, comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment.  No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975 and not exempt under an individual class exemption issued by the U.S. Department of Labor) has occurred within the past six (6) years with respect to any Employee Benefit Plan maintained by Leesport or any Leesport Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Leesport.  Leesport and the Leesport Subsidiaries provide continuation coverage under group health plans for separating employees and “qualified beneficiaries” in accordance with the provisions of IRC Section 4980B(f).  Such group health plans are in compliance with

Section 1862(b)(1) of the Social Security Act and the health insurance obligations (sometimes called “HIPAA”) imposed under IRC Section 9801 and Part 7 of Subtitle B of Title I of ERISA.

Section 3.13  Securities Documents.  The Securities Documents filed or to be filed by Leesport under the Exchange Act at any time since December 31, 2001 complied, at the time filed with the SEC, in all respects, with the Exchange Act and the applicable rules and regulations of the SEC, including, without limitation, all certifications and statements required by (x) the SEC’s order dated June 27, 2002 pursuant to Section 21(a)(7) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (2) 18 U.S.C. § 1350 (Section 906 of the Sarbanes-Oxley Act of 2002); such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn and neither Leesport nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.  Leesport has filed in a timely manner all Securities Documents required to be filed under the Securities Laws since December 31, 2001.  All such Securities Documents did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.  Leesport maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure all material information concerning Leesport and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Leesport’s filings with the SEC and other public disclosure documents.  To Leesport’s knowledge, each director, executive officer and current or former Affiliate of Leesport has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since June 2002.

Section 3.14  Environmental Matters.  To the knowledge of Leesport, neither Leesport nor any Leesport Subsidiary, nor any properties operated by Leesport or any Leesport Subsidiary during Leesport’s use or ownership has been or is in violation of or liable under any Environmental Law that would have a Material Adverse Effect on Leesport.  There are no actions, suits or proceedings, or demands, claims, notices or, to the knowledge of Leesport, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Leesport, overtly threatened, relating to the liability of any property owned or operated by Leesport or any Leesport Subsidiary under any Environmental Law that would have a Material Adverse Effect on Leesport.  Leesport has previously made available to Madison copies of any and all environmental reports, studies, assessments and information regarding underground storage tanks relating to the environmental condition of any property owned or operated by Leesport or any of its Subsidiaries.  Leesport holds and is in compliance with all environmental permits, licenses and approvals required under all Environmental Laws in connection with its business.  Leesport has no knowledge of the release or uncontained presence of hazardous substances on any of its owned or leased properties.  All underground storage tanks located on properties owned or leased by Leesport, if any, are in compliance with all Environmental Laws or, if closed, were closed in compliance with Environmental Laws and no remediation is required.  Except as disclosed in the Leesport Disclosure Schedules, Leesport has no knowledge of:  (a) the presence of lead paint or asbestos or asbestos containing materials in any structures on its owned or leased properties; (b) any federal or state superfund or similar listing for any disposal sites to which the waste of Leesport has been transported; and (c) any environmental liens on its owned or leased properties.

Section 3.15  Allowance for Loan Losses.  The allowance for loan losses reflected, and to be reflected, in the Leesport Regulatory Reports each has been, and will be, established in accordance with the requirements of all applicable regulatory criteria, and the allowance for loan losses, shown, and to be shown, on the balance sheets contained in the Leesport Financials have been, and will be, established in compliance with the applicable requirements of GAAP.

Section 3.16  Loans.  Each loan reflected as an asset in the Leesport Financial Statements (a) is evidenced in all respects by documentation prepared in accordance with customary lending standards in the ordinary course of business, and (b) to the knowledge of Leesport, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles or the FDIA Limitations).

Section 3.17  Continuity of Business Enterprise.  Following the Merger, Leesport will continue the historic business of Madison or use a significant portion of Madison’s historic business assets in a business, in each case within the meaning of Treasury Reg. § 1.368-1(d).

Section 3.18  No Madison Capital Stock.  Except as set forth in the Leesport Disclosure Schedule, neither Leesport nor any Leesport Subsidiary beneficially owns, directly or indirectly, any shares of Madison Common Stock, or any options, warrants or other rights to acquire any Madison Common Stock, except pursuant to the Merger as contemplated in this Agreement.

Section 3.19  Regulatory Capital.  Leesport and Leesport Bank meet or exceed all applicable regulatory capital requirements, and Leesport Bank is deemed “well capitalized” under such regulatory requirements.

Section 3.20  Agreements with Regulatory Authorities.  Neither Leesport nor any Leesport Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2001, a recipient of any supervisory letter from, or since December 31, 2001, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Authority or other governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly situated financial holding companies or their subsidiaries (each item in this sentence, whether or not set forth in the Leesport Disclosure Schedule, a “Leesport Regulatory Agreement”), nor has Leesport or any of

its Subsidiaries been advised since December 31, 2001 by any Regulatory Authority or other governmental entity that it is considering issuing, initiating, ordering, or requesting any such Leesport Regulatory Agreement.

Section 3.21  Community Reinvestment Act, Anti-Money Laundering and Customer Information Security.  Except as set forth in the Leesport Disclosure Schedule, neither Leesport nor Leesport Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist, which would cause Leesport Bank (a) to be deemed not to be in satisfactory compliance in any respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory,” or (b) to be deemed to be operating in violation in any respect of the USA Patriot Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation, or (c) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Leesport Bank pursuant to 12 C.F.R. Part 364.  Furthermore, the board of directors of Leesport Bank has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification certification procedures that has not been deemed ineffective in any material respects by any Regulatory Authority and that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

Section 3.22  No Brokers.  Except for Griffin Financial Group, LLC, neither Leesport nor Leesport Bank has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the Merger, or, except for its commitments disclosed in Leesport Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, which has not been reflected in the Leesport Financials.  The engagement letter between Leesport and Griffin Financial Group, LLC relating to Griffin Financial Group, LLC ‘s engagement as Leesport’ financial advisor in connection with the transactions contemplated by this Agreement has been made available to Madison.

Section 3.23  Tax Matters.  As of the date hereof, Leesport does not have any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the IRC.

ARTICLE IV
COVENANTS OF THE PARTIES

Section 4.01  Conduct of Madison’s Business.

(a)           From the date of this Agreement to the Closing Date, Madison and each Madison Subsidiary will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise permitted or required by this Agreement or consented to in writing by Leesport.  Madison will use its reasonable good faith efforts, and will cause Madison Bank to use its reasonable good faith efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, (iii) preserve for itself the goodwill of customers of Madison and Madison Subsidiaries and others with whom business relationships exist.  From the date hereof to the Effective Time, except as contemplated by this Agreement or disclosed on the Madison Disclosure Schedule or otherwise consented to or approved by Leesport through a representative designated in writing by Leesport, Madison will not, and Madison will not permit any Madison Subsidiary to:

(i)  amend or change any provision of its articles of incorporation, charter, or bylaws;

(ii)  change the number of authorized or issued shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, except as contemplated by Section 4.10 of this Agreement, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock;

(iii)  hire or commit to hire any new or additional employees (including employees hired to replace employees on the date hereof) except for non-officer positions necessary in the judgment of Madison’s management which are not on the list of positions to be terminated after the Merger, grant any severance or termination pay (other than pursuant to written policies or agreements of Madison or Madison Subsidiaries in effect on the date hereof and listed on the Madison Disclosure Schedule, as contemplated by this Agreement, or as otherwise agreed to in writing by Leesport and Madison) to, or enter into any new or amend any existing employment, severance or change in control agreement with, or increase the compensation of, or pay any bonus to any employee, officer or director of Madison or any Madison Subsidiary, except for (A) routine periodic increases selective merit pay increases and pay-raises in connection with promotions, individually and in the aggregate, all in accordance with past practice, (B) annual bonuses for 2004 paid in accordance with Section 4.11(a)(v), and (C) retention bonuses paid in accordance with Section 4.11(b);

(iv)  merge or consolidate Madison or any Madison Subsidiary with any other corporation other than Madison or a Madison Subsidiary; sell or lease all or any substantial portion of the assets or business of Madison or any Madison Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization and other than in connection with the collection of any loan or credit arrangement between any Madison Subsidiary and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Madison Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

(v)  sell or otherwise dispose of the capital stock of Madison Bank, or sell or otherwise dispose of any asset of Madison or of any Madison Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of Madison or of any Madison Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, advances from the Federal Home Loan Bank, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except for advances from the Federal Home Loan Bank or otherwise in the ordinary course of business consistent with past practice;

(vi)  take any action which would result in any of the representations and warranties of Madison set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by applicable law;

(vii)  change any method, practice or principle of accounting, except as may be required from time to time by law or GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Madison or Madison Bank;

(viii)  except as disclosed in the Madison Disclosure Schedule, waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which Madison or any Madison Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

(ix)  implement any employee benefit plan within the meaning of ERISA Section 3(3) including, but not limited to, pension, retirement, profit sharing, bonus, severance, welfare benefit or similar plan or arrangement, whether qualified or unqualified, which was not in effect on the date of this Agreement, or materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost or as required by law; provided, however, that nothing herein shall prohibit Madison from making contributions to any employee benefit plan through the Effective Date in accordance with its terms and in the ordinary course of business, consistent with past practice.

(x)  purchase any security for its investment portfolio not rated A or higher by Standard & Poor’s Corporation, Moody’s Investor Services, Inc. or Fitch Ratings Ltd., or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities, except in the ordinary course of business consistent with past practice;

(xi)  amend or otherwise modify its loan underwriting and other lending guidelines and policies in effect on the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice; provided, however, that Madison shall notify Leesport, and provide Leesport with any materials reasonably requested by Leesport within two (2) Business Days of making any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $1,500,000;

(xii)  except as set forth in the Madison Disclosure Schedule or except in the ordinary course of business consistent with past practice, enter into, renew, extend or modify any other transaction with any Affiliate other than deposit and loan transactions in the ordinary course of business and which are in compliance with applicable laws and regulations;

(xiii)  enter into any interest rate swap or similar commitment, agreement or arrangement except in the ordinary course of business consistent with past practice;

(xiv)  except for (A) the execution of this Agreement, or resulting therefrom, including without limitation the Merger, or (B) the execution of termination and release agreements with certain employees pursuant to separate written agreements being executed concurrently herewith, take any action that would give rise to a right of payment to any individual under any employment agreement;

(xv)  make any charitable contributions to any person in excess of $5,000 in the aggregate prior to the Effective Date; or

(xvi)  agree to do any of the foregoing.

For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for Madison or any Madison Subsidiary to do any of the following:  (i) make any capital expenditure exceeding $20,000 individually or $50,000 in the aggregate not disclosed on the Madison Disclosure Schedule, without the prior written consent of Leesport; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $25,000, other than sales of mortgage loans in the ordinary course of business consistent with past practice, sales of other loans in amounts not exceeding $1,000,000 in the ordinary course of business consistent with past practice, pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, or transactions in the investment securities portfolio by Madison or a Madison Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Madison or any Madison Subsidiary of more than $25,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof which is not terminable by Madison upon sixty (60) days’ notice without premium or penalty.

Section 4.02  Access; Confidentiality.

(a)           From the date of this Agreement through the Closing Date, Madison or Leesport, as the case may be, shall afford to, and shall cause each Madison Subsidiary or Leesport Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, during normal business hours and after reasonable notice; and the officers of Madison and Leesport will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

(b)           Madison and Leesport each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere with normal operations and customer and employee relationships of the other party.  Neither Madison, Leesport nor any of their respective subsidiaries, shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize the attorney-client privilege or similar privilege with respect to such information or contravene any law, rule, regulation, decree, order, fiduciary duty or agreement entered into prior to the date hereof.

(c)           In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, Madison shall permit employees of Leesport reasonable access to and participation in matters relating to problem loans, loan restructurings and loan workouts, investments, derivatives, and other asset/liability activities of Madison and any Madison Subsidiary, provided that nothing contained in this subparagraph shall be construed to grant Leesport or any Leesport employee any decision-making authority with respect to such matters.

(d)           Prior to the Effective Time, all information furnished to Madison or Leesport by the other in connection with the transaction contemplated by this Agreement shall be held in confidence to the extent required by, and in accordance with the Confidentiality Agreement dated as of December 16, 2003 by and between Leesport and Madison.

Section 4.03  Regulatory Matters and Consents.

(a)           Promptly following execution of this Agreement, but in no event later than forty-five (45) days thereafter, Leesport shall prepare and file with the SEC a registration statement on Form S-4 or other applicable form (the “Prospectus/Proxy Statement”) in connection with the issuance of Leesport Common Stock in the Merger (including the proxy statement of Leesport and, if the parties agree, the proxy statement of Madison, and the related prospectus and all related documents).  Madison shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be required in connection with the above referenced documents in a reasonably timely manner to permit such filing.  Madison agrees to cooperate with Leesport and Leesport’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Prospectus/Proxy Statement.  After the execution of this Agreement, each of Madison and Leesport shall use its reasonable best efforts to cause the Prospectus/Proxy Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof.  After the Prospectus/Proxy Statement is declared effective under the Securities Act, each of Leesport and Madison shall promptly mail the Prospectus/Proxy Statement to each of its respective shareholders.

(b)           Each of Madison and Leesport agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Prospectus/Proxy Statement shall, at the time the Prospectus/Proxy Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to shareholders of each of Leesport and Madison and at the time of the respective meetings of shareholders of each of Leesport and Madison to vote on the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading at the time and in light of the circumstances under which such statement is made.  Each of Leesport and Madison further agree that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Prospectus/Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Prospectus/Proxy Statement.

(c)           Leesport agrees to advise Madison, promptly after Leesport receives notice thereof, of the time when the Prospectus/Proxy Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Leesport Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Leesport is aware thereof, threat of any proceeding for any such purpose, of the receipt of any comments from the SEC or its staff or any other appropriate governmental official, or of any request by the SEC for the amendment or supplement of the Prospectus/Proxy Statement or for additional information or of any comments provided to Madison by the SEC in regard to the Prospectus/Proxy Statement or Registration Statement.  Each of Leesport and Madison shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Prospectus/Proxy Statement or Registration Statement prior to the filing of such with the SEC.

(d)           Leesport and Madison and their respective Subsidiaries shall cooperate and use their respective commercially reasonable efforts to prepare all Applications to Regulatory Authorities and make all filings for, and use their commercially reasonable efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

(e)           Madison will furnish Leesport with all information concerning Madison and Madison Subsidiaries as may be reasonably necessary or advisable in connection with the Registration Statement and any Application or filing made by or on behalf of Leesport to any Regulatory Authority in connection with the transactions contemplated by this Agreement and the Bank Plan of Merger.

(f)            Leesport and Madison shall each give the other reasonable time to review in advance, and shall consult with the other on, in each case subject to applicable laws related to the exchange of information, all information which appears in any filing made with or written materials submitted to the SEC or to any Regulatory Authority or any third party in connection with the transactions contemplated by this Agreement and the Bank Plan of Merger.  In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.  The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of the SEC, Regulatory Authorities and third parties necessary or advisable to consummate the transactions contemplated by this Agreement and the Bank Plan of Merger and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby and thereby.

(g)           Each party will promptly furnish the other party with copies of all written communications to, or received by it or any Subsidiary from, the SEC or any Regulatory Authority in respect of the transactions contemplated hereby.

Section 4.04  Taking of Necessary Action.  Leesport and Madison shall each use their reasonable best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to take or cause to be taken all action necessary, proper or advisable under applicable laws and regulations on its part using their reasonable best efforts so as to permit completion of the Merger and the Bank Merger, as soon as reasonably practicable after the date hereof, including, without limitation, (a) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither Madison nor any Madison Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Leesport (b) providing accurate and complete representation letters to Madison’s counsel and Leesport’s counsel in order for each counsel to provide the opinions required by Section 5.01(h) and 5.02(h) of this Agreement, and (c) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors.  No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger and the Bank Merger pursuant to this Agreement and the Bank Plan of Merger; provided that nothing herein contained shall preclude Leesport or Madison or from exercising its rights under this Agreement.

Section 4.05  Certain Agreements.

(a)           In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective

Date, a director or officer or employee of Madison or any of its Subsidiaries (the “Indemnified Parties”) is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Madison, any of the Madison’s Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted or required by the BCL and the articles of incorporation and bylaws of Madison.  For a period of six (6) years after the Effective Date, Leesport (the “Indemnifying Party”) shall indemnify, defend and hold harmless all prior and then-existing directors and officers of Madison and any Madison Subsidiary, against (A) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts which are paid in settlement (with the approval of Leesport, which approval shall not be unreasonably withheld) of or incurred in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is, or was, a director, officer, or employee (an “Indemnified Party”) of Madison or any Madison Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date (“Indemnified Liabilities”) and (B) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the fullest extent permitted under Pennsylvania law, including the right to advancement of expenses; provided, however, that any such officer, directors or employee of Madison or any Madison Subsidiary shall not be indemnified by Leesport and/or Leesport Bank if such indemnification is prohibited by applicable law.

(b)           Leesport shall, and shall cause Leesport Bank, to keep in effect provisions in its articles of incorporation and bylaws providing for the exculpation of director and officer liability and its Indemnified Parties to the fullest extent permitted by Pennsylvania law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties’ right to exculpation of liability or indemnification.

(c)           Leesport shall maintain, at no expense to the beneficiaries, Madison’s existing directors’ and officers’ liability insurance policy (or a policy providing comparable coverage amounts on terms generally no less favorable, including Leesport’s existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of six (6) years after the Effective Date; provided, however, that in no event shall Leesport be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.05(b), any amount per annum in excess of 200% of the amount of the annual premiums paid as of the date hereof by Madison for such insurance (the “Maximum Amount”).  If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Leesport shall use all reasonable efforts to maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Maximum Amount.  In the event that Leesport acts as its own insurer for all of its directors and officers with respect to matters typically covered by a directors’ and officers’ liability insurance policy, Leesport’s obligations under this Section 4.05(b) may be satisfied by such self insurance, so long as its senior debt ratings by Standard & Poor’s Corporation and Moody’s Investors Services, Inc. are not lower than such ratings as of the date hereof.

(d)           In the event that Leesport or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 4.05 without any further action being taken by Leesport.

(e)           The provisions of Section 4.05(a), (b), (c) and (d) are intended for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

(f)            Except as otherwise specifically agreed in writing by Leesport and an affected employee of Madison, Leesport shall honor and Leesport shall cause Leesport Bank to honor all terms and conditions of all existing employment contracts, special termination agreements, split-dollar life insurance policies, change in control agreements and incentive plans disclosed in the Madison Disclosure Schedule, but only to the extent such contracts, agreements, and plans are not inconsistent with the terms of Sections 4.05 and 4.11 hereof.  Madison shall cooperate with Leesport and use its reasonable best efforts to secure the agreement of its employees to take such action as shall be necessary and appropriate to decrease (or potentially eliminate) the amount of compensation expense which might otherwise be nondeductible by Leesport pursuant to the provisions of IRC Section 4999 with respect to such payments to such employees without adversely affecting the individual rights of such employee.

(g)           Effective with the Effective Date, Leesport shall cause Leesport Bank to assume Madison’s $5.15 million principal amount of junior subordinated debentures due 2033 identified in Note 8 to Madison’s consolidated financial statements as of and for the three years ended December 31, 2003, if required by the terms thereof together with all of Madison’s obligations under the related trust indenture, and shall take all action necessary or appropriate in accordance therewith, including, if required by the trustee, execution of a supplemental indenture and other appropriate documents or certificates.

(h)           Upon completion of the Merger, Leesport shall cause Leesport Bank to establish and operate a separate banking division called “Madison Bank, a Division of Leesport Bank,” for such time as Leesport deems appropriate in its sole judgment, which shall not be for a period of less than three (3) years unless the Board of Directors of Leesport, with the approval of each of the Madison representatives elected to the Board in accordance with Section 1.02(d), otherwise determine.

Section 4.06  No Other Bids and Related Matters.

(a)           Except as otherwise provided in this Section 4.06, so long as this Agreement remains in effect, Madison shall not and Madison shall not authorize or permit any of its directors, officers, employees, investment bankers, lawyers or agents or other representatives to directly or indirectly:  (i) solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Transaction, (ii) respond to any inquiry relating to an Acquisition Transaction, (iii) recommend or endorse an Acquisition Transaction, (iv) participate in any discussions or negotiations regarding an Acquisition Transaction,

(v) provide any third party (other than Leesport or an affiliate of Leesport) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction, (vi) enter into an agreement with any other party with respect to an Acquisition Transaction, or (vii) fail to recommend and support the Merger to Madison shareholders.

(b)           Notwithstanding anything in Section 4.06 to the contrary, Madison shall be permitted to respond to or engage in any discussions or negotiations with, or provide any confidential information or data to, any person in response to an unsolicited bona fide written proposal for an Acquisition Transaction by any such person first made after the date of this Agreement, if and only to the extent that, in any such case :

(A)          the date of filing the Registration Statement shall not have occurred,

(B)           Madison shall have complied in all material respects with each other provision of this Section 4.06, and

(C)           (aa) Madison has received an unsolicited bona fide written proposal for an Acquisition Transaction from a third party, other than a third party identified on the Leesport Disclosure Schedule, and its Board of Directors concludes, in good faith, after consultation with Madison’s outside legal counsel and financial advisors, that the proposal contemplated by this Section 4.06(b) would reasonably be expected to lead to a Superior Proposal, and (bb) prior to providing any information or data to any person in connection with a proposal for an Acquisition Transaction by any such person, Madison receives from such person an executed confidentiality agreement having provisions that are no less favorable to the party providing such information than those set forth in the confidentiality agreement signed by Leesport.

(c)           Madison shall notify Leesport as promptly as practicable (and in any event within 24 hours), of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, it or any of its representatives indicating, with particularity in connection with such notice, the identity of such person and the material terms and conditions of any inquiries, proposals or offers (including a copy thereof if in writing and any related available documentation or correspondence).  Madison shall promptly keep Leesport informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations.

(d)           Notwithstanding anything in this Section 4.06 to the contrary, Madison or its Board of Directors shall be permitted to withdraw or effect a change in recommendation to Madison’s shareholders or recommend a proposal for an Acquisition Transaction, if and only to the extent that, in any such case:

(A)          The conditions in Section 4.06(b) have been satisfied and Madison shall have complied with Section 4.06(c), and

(B)           (aa) Madison has received an unsolicited bona fide written proposal for an Acquisition Transaction from a third party and its Board of Directors concludes, in good faith, in consultation with its investment banker and counsel, that such proposal is a Superior Proposal, (bb) Madison has notified Leesport, at least ten (10) calendar days in advance of the date upon which it intends to withdraw or effect a change in its recommendation to Madison’s shareholders or recommend such proposal to Madison’s shareholders, specifying the material terms and conditions of such Superior Proposal and furnishing to Leesport a copy of any relevant proposed transaction term sheets, letters of intent or agreements with the party making such Superior Proposal, (cc) Madison, prior to effecting such a withdrawal or change in recommendation or recommendation of such proposal, has caused its financial and legal advisors to negotiate with Leesport in good faith to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal, and (dd) Madison’s Board of Directors has considered such adjustments in the terms and conditions of this Agreement resulting from such negotiations, and has concluded in good faith, based upon consultation with its financial advisors and with Madison’s outside legal counsel, that such proposal for an Acquisition Transaction remains a Superior Proposal even after giving effect to the adjustments proposed by Leesport.

(e)           Madison agrees that it (i) will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any possible Acquisition Transaction and (ii) will immediately cease and cause its Subsidiaries, and its and their officers, directors, agents, representatives and advisors, to cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any possible Acquisition Transaction.  Madison agrees that it will promptly inform its respective directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 4.06.

(f)            Any disclosure relating to an Acquisition Transaction shall be deemed to constitute a change in recommendation unless the Board of Directors of Madison expressly reaffirms its recommendation of the Merger; provided, however, that Madison shall not be required to reaffirm such recommendation during any time that it is considering an Acquisition Transaction in accordance with this Section 4.06.

Section 4.07  Duty to Advise; Duty to Update Disclosure Schedule.  Each party shall promptly advise the other party of any change or event reasonably likely to have a Material Adverse Effect on it or which it believes would, or would be reasonably likely to, cause or constitute a material breach of any of its representations, warranties or covenants set forth herein.  Each party shall update its respective Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been required to be disclosed in such Disclosure Schedule.  The delivery of such updated Schedule shall not relieve a party from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the conditions set forth in Sections 5.01(c) and 5.02(c) hereof, as applicable.

Section 4.08  Conduct of Leesport’ Business.  From the date of this Agreement to the Closing Date, Leesport will use its reasonable good faith efforts to (a) preserve its business organization intact and continue its present business, (b) maintain good relationships with employees, and (c) preserve for itself the goodwill of customers of Leesport and Leesport Subsidiaries and others with whom business relationships exist.

Section 4.09  Current Information.

(a)           During the period from the date of this Agreement to the Effective Date, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding the financial condition, operations and business and matters of the parties hereto and the completion of the transactions contemplated hereby.  Within fifteen (15) days after the end of each month, each party shall deliver to the other party a consolidating and consolidated balance sheet and a consolidating and consolidated statement of operations, without related notes, for such month for the delivering party.  Within forty-five (45) days of the end of each calendar quarter, each party shall deliver to the other party unaudited consolidated financial statements of the delivering party for the immediately preceding calendar quarter prepared in accordance with GAAP, including the notes thereto.

(b)           Each party shall provide to the other party a copy of the minutes of any meeting of the Board of Directors of the delivering party or, if requested, any Subsidiary, or any committee thereof, or of any senior management committee promptly after such minutes are approved at a subsequent meeting of the board or committee, but in any event within thirty (30) days of the meeting of such board or committee to which such minutes relate, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided prior to the Closing Date.  Until the Closing Date, Madison may redact any discussion of an Acquisition Transaction from minutes delivered to Leesport.

(c)           During the period commencing on the date of this Agreement and ending on the Effective Date, each party, within seven (7) days after the end of each calendar month, shall provide to the other party, in such electronic format as shall be reasonably requested by the other party, investment, loan, deposit and borrowing information, in account and deposit level detail.

Section 4.10  Undertakings by Leesport and Madison.

(a)           From and after the date of this Agreement, Madison shall:

(i)  Recommendation of Board.  Through its Board of Directors, unanimously recommend that their shareholders approve this Agreement and the transactions contemplated hereby; provided that nothing in this subsection shall prevent the Board of Directors of Madison from exercising its rights under Section 4.06 hereof;

(ii)  Approval of Bank Plan of Merger.  Take all action necessary and appropriate to approve the Bank Plan of Merger as sole shareholder of Madison Bank and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by Madison Bank in accordance with applicable laws and regulations and as soon as practicable after completion of the Merger on the Effective Date;

(iii)  Proxy Solicitor.  If Leesport requests, at its expense, retain a proxy solicitor in connection with the solicitation of Madison shareholder approval of this Agreement;

(iv)  Outside Service Bureau Contracts.  If Leesport requests, use its reasonable commercial efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to any Madison or Madison Subsidiary on terms and conditions mutually acceptable to Madison and Leesport;

(v)  Committee Meetings.  Permit a representative of Leesport, who is reasonably acceptable to Madison, to attend all management committee meetings of Madison and Madison Bank, including, without limitation, any loan, asset/liability, investment, or risk management committees;

(vi)  Reserves and Merger-Related Costs.  Prior to the Effective Date, establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of Madison to those of Leesport (as such practices and methods are to be applied to Madison from and after the Effective Date), and Leesport’s plans with respect to the conduct of the business of Madison following the Merger and otherwise to reflect Merger-related expenses and costs incurred by Madison, provided, however, that Madison shall not be required to take such action (A) more than three (3) days prior to the Effective Date; and (B) unless Leesport agrees in writing that all conditions to closing set forth in Section 5.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Leesport of the writing referred to in the preceding clause, Madison shall provide Leesport a written statement, certified without personal liability by the chief executive officer of Madison and dated the date of such writing, that, to the best of his knowledge, the representation made in Section 2.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by Madison or any Madison Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 6.01(f) hereof.  In the event that Madison takes, at the request of Leesport, any action pursuant to this Section 4.10(a)(vi), Leesport shall reimburse Madison and each Madison Subsidiary for any fees, expenses and charges, and the costs of reversing any action taken if the Merger is not consummated other than as a result of a termination of this Agreement (W) under Section 6.01(b)(ii) hereof, unless the failure of such occurrence specified therein shall be due to Leesport’s failure to observe, in any material respect, agreements set forth in the Agreement required to be performed or observed by Leesport on or before the Closing Date, (X) by Madison under Section 6.01(d), (Y) by Leesport under Section 6.01(e), or (Z) by Leesport under Section 6.01(f)

as a result of a breach by Madison of any material covenant or representation or warranty as provided therein.

(vii)  Personnel Information.  Deliver to Leesport, if not done so heretofore, schedule(s) of all employees, including pertinent information concerning each such employee (other than medical-related records and other records subject to privacy regulation without the consent of the affected employee) as reasonably requested by Leesport and sorted as reasonably requested by Leesport; such schedule(s) shall be updated as necessary to reflect in a timely manner any deletions or additions; make available for inspection and copying by Leesport all personnel records;

(viii)  Personnel Additions and Terminations.  Advise and consult with Leesport regarding the termination or resignation, or threatened termination or resignation, of any member of the executive management of Madison or any Madison subsidiary.  If requested by Leesport, advise and consult with Leesport regarding the hiring or termination of any other employee;

(ix)  Employment Policies.  Deliver to Leesport all personnel policy manuals, memoranda and postings, and all employee handbooks or other communications with employees regarding personnel policies and practices; furnish additional information as reasonably requested by Leesport with respect to such policies and practices and any others not covered by any such written materials;

(x)  WARN Notices.  Assist Leesport as reasonably requested by it in connection with Leesport providing notices to affected employees under the Workers Adjustment and Retraining Notification Act or complying with any other Labor and Employment Law;

(xi)  Employment Law Claims.  Inform Leesport promptly upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of Madison or any Madison Subsidiary under any Labor and Employment Law; and

(xii)  Phase I Environmental Audit.  Permit Leesport, if it so elects, at Leesport’s cost and expense to cause a “phase I environmental audit” to be performed at any physical location owned or occupied by Madison or any Madison subsidiary.

(b)           From and after the date of this Agreement, Leesport shall:

(i)  Recommendation of Board.  Through its Board of Directors, unanimously recommend that the shareholders of Leesport approve this Agreement and the transactions contemplated hereby;

(ii)  Approval of Bank Plan of Merger.  Take all action necessary and appropriate to approve the Bank Plan of Merger as sole shareholder of Leesport Bank and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by Leesport Bank in accordance with applicable laws and regulations and as soon as practicable after completion of the Merger on the Effective Date;

(iii)  Proxy Solicitor.  If Madison requests, retain a proxy solicitor in connection with the solicitation of Leesport shareholder approval of the transactions contemplated by this Agreement; and

(iv)  Committee Meetings.  Permit a representation of Madison, who is reasonably acceptable to Leesport, to attend all management committee meetings of Leesport and Leesport Bank, including, without limitation, any loan, asset/liability, investment, or risk management committees.

(c)           From and after the date of this Agreement, Leesport and Madison shall each:

(i)  Shareholder Meetings.  Take all action necessary to properly call and convene a special meeting of its shareholders as soon as reasonably practicable to consider and vote upon this Agreement and the transactions contemplated hereby; provided, however, nothing in this Agreement shall prevent the Board of Directors of Madison from exercising its rights under Section 4.06 of this Agreement;

(ii)  Identification of Madison’s Affiliates.  Cooperate with the other and use their best efforts to identify those persons who may be deemed to be affiliates of Madison within the meaning of Rule 145 promulgated by the SEC under the Securities Act;

(iii)  Public Announcements.  Cooperate and use reasonable efforts to cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press releases related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including, without limitation, communications to Madison shareholders, Madison’s internal announcement and customer disclosures; provided that nothing herein shall prohibit either party from making any disclosure which its counsel deems necessary under applicable law.  Leesport and Madison shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party;

(iv)  Maintenance of Insurance.  Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as is reasonable to cover such risks as are customary in relation to the character and location of their respective properties and the nature of their respective businesses;

(v)  Maintenance of Books and Records.  Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with

GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered; and

(vi)  Taxes.  File all federal, state and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due and provided or properly accrued for taxes not yet due and payable, and

(vii)  Relationship Officers.  Work with each other in identifying and retaining relationship managers and other key Madison employees and in identifying those employees to be retained and terminated in connection with consummation of the Merger.

Section 4.11  Employee Benefits and Retention Bonuses.

(a)           Employee Benefits.  On and after the Effective Date, the Employee Pension Benefit and Welfare Benefit Plans of Leesport and Madison (as well as any other Employee Benefit Plan of Madison providing for benefits not subject to ERISA) may, at Leesport’s election and subject to terms of such plans and the requirements of the IRC, continue to be maintained separately, consolidated, frozen or terminated.  In connection with implementation of the foregoing, the following provisions and guidelines shall apply:

(i)  Leesport Employee Stock Ownership Plan (“Leesport ESOP”).  Employees of Madison or any Madison Subsidiary who become employees of Leesport or a Leesport Subsidiary shall receive, for purposes of eligibility to participate in and vesting under the Leesport ESOP, credit for all service completed with Madison or any Madison Subsidiary as of the Effective Date, and shall become participants in the Leesport ESOP in accordance with its terms as soon as administratively feasible.

(ii)  Leesport 401(k) Retirement Plan (“Leesport 401(k) Plan”).  Employees of Madison or any Madison Subsidiary who become employees of Leesport or a Leesport Subsidiary shall receive, for purposes of eligibility to participate in and vesting under the Leesport 401(k) Plan, credit for all service completed with Madison or any Madison Subsidiary as of the Effective Date, and shall become participants in the Leesport 401(k) Plan in accordance with its terms and as soon as administratively feasible.

(iii)  Madison Retirement Savings Plan (“Madison 401(k) Plan”).  After the Effective Date, Leesport shall amend the Madison 401(k) Plan to freeze participation and contributions under such plan.  After the Effective Date, Leesport will continue to maintain the individual participant accounts under Madison’s 401(k) Plan.  Thereafter, Leesport shall have the right, but not the obligation, to combine the Madison 401(k) Plan and the Leesport 401(k) Plan on such terms as it deems appropriate and in accordance with applicable law.

(iv)  Welfare Benefit Plans.  After the Effective Date, the Welfare Benefit Plans of Leesport and Madison (and their respective subsidiaries) may, at Leesport’s election and according to the terms of such plans, be terminated, maintained unchanged until the contracts underlying such welfare benefit plans (if any) expire, or continue to be maintained by Leesport as long as is administratively feasible or required, following the Closing Date.  Leesport shall take such action with respect to such plans (which may include the implementation of new benefits, reduction or elimination of some benefits, and the adjustment of the respective cost allocation between employer and employee) as it deems appropriate under the circumstances.  In the event of any termination or consolidation of a Madison Welfare Benefit Plan with any Leesport welfare plan, all employees of Madison or any Madison Subsidiary who become employees of Leesport or a Leesport Subsidiary and who are eligible for coverage under the Madison Benefit Welfare Plan shall have immediate coverage under any successor Welfare Benefit Plan without the necessity of satisfying a waiting period for coverage of any pre-existing condition and shall become participants in the Leesport welfare benefit plans, subject to the terms and conditions of such plans, including the required cost allocation between employer and employee and co-pays, deductibles and out-of-pocket expenses.  Leesport does not provide welfare benefits to retired employees.

(v)  Madison Bonus Plans and Arrangements.  Madison may continue to administer such bonus programs and arrangements as are disclosed in the Madison Disclosure Schedule through the Effective Date, with such equitable modifications mutually agreed to by Leesport and Madison as may be appropriate to take into account the circumstances of the Merger and the timing thereof; provided, however, that the criteria for bonus payments shall be disclosed in reasonable detail on the Madison Disclosure Schedule and that aggregate payments under Madison bonus plans and arrangements for the fiscal year ending December 31, 2004 shall not exceed the amount set forth in the Madison Disclosure Schedule.

(vi)  Other Madison Plans.  From the date of this Agreement through the Effective Date of the Merger, without the prior written consent of Leesport and except as otherwise expressly permitted by this Agreement, no further benefits, grants or awards shall be made available under any other Madison plans to employees or directors, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, re-load stock options and performance shares.

(vii)  Post-Closing Actions.  Nothing in this subsection shall be construed as precluding Leesport from amending or terminating any plan, program or arrangement following the Effective Date of the Merger in accordance with the terms of such plan, program or arrangement.

(b)           Retention Bonuses.  Each employee of Madison or a Madison Subsidiary jointly designated in writing by Leesport and Madison shall be entitled to receive a “retention” bonus from Madison, a Madison Subsidiary, Leesport or a Leesport Subsidiary, as the case may be, in an amount and at a time to be mutually agreed upon in writing by Leesport and Madison in the event that such employee remains an employee of Madison or a Madison Subsidiary, or Leesport or a Leesport Subsidiary, as applicable, until the Effective Date (or in certain cases, a date, after the Effective Date, that the systems conversion occurs or thereafter as determined by Leesport) provided that such employee satisfactorily fulfills the duties and responsibilities of the position of such employee of Madison or a Madison Subsidiary, or Leesport or a Leesport Subsidiary, as the case may be, through the Effective Date and thereafter, if applicable.  Unless mutually agreed upon by Leesport and Madison, retention bonuses shall not be payable to any Madison or Madison Subsidiary employee who is a party to an employment or other agreement that provides severance benefits or payments in the event of a termination of employment following a change in control of Madison or a Madison Subsidiary.

(c)           Termination Benefits.  Madison shall use its reasonable best efforts to cause to be delivered to Leesport within fifteen (15) Business Days following execution of this Agreement with respect to each executive officer named on the Benefits Schedule included in the Madison Disclosure Schedule, the written acknowledgment of each such individual pursuant to which each such individual agrees and acknowledges that the dollar amount set forth opposite such individual’s name on such Benefits Schedule is the maximum amount that would be due to such individual under any employment agreement, special termination agreement, change in control agreement, supplemental executive retirement plan, deferred bonus plan, deferred compensation plan, salary continuation plan, or any other non-qualified pension benefit or welfare benefit plan maintained by Madison solely for the benefit of officers of Madison or Madison Subsidiaries assuming a termination of such individual’s employment on the Effective Date.  Madison and Leesport acknowledge and agree that the amounts shown on the Benefits Schedule and the letter of acknowledgment for each officer named herein reflect a good faith estimate of the maximum amounts that will be payable to such individuals under the circumstances described and may be subject to adjustment upon an actual termination of employment in order to reflect increases in such individuals’ compensation and benefit plans consistent with past practices for routine periodic increases and changes in tax rates and assumptions used in making such good faith estimates.

(d)           Severance Policy.  Except as provided in any employment contract, Leesport agrees to cause Leesport Bank to provide severance pay to any full or part-time, active employee of Madison whose employment is terminated hereafter in connection with the Merger in accordance with the severance policy of Leesport in effect at the Effective Time.

Section 4.12  Affiliate Letter.  Madison shall deliver to Leesport, concurrently with the execution of this Agreement, the Letter Agreement attached hereto as Exhibit 1, executed by each director and each executive officer of Madison.

Section 4.13  Leesport Rights Agreement.  Leesport Rights issued pursuant to the Leesport Rights Agreement shall be issued with respect to each share of Leesport Common Stock issued pursuant to the terms hereof regardless whether there has occurred a “Distribution Date” under the terms of such Leesport Rights Agreement prior to the Effective Date.  Leesport shall take all action necessary or advisable to enable the holder of each such share of Leesport Common Stock to obtain the benefit of such Leesport Stock Purchase Rights notwithstanding their prior distribution, including without limitation, amendment of the Leesport Rights Agreement.

Section 4.14  Nasdaq Listing.  Leesport shall use its best efforts to cause the shares of Leesport Common Stock to be issued in connection with the Merger to be approved for issuance on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date that shareholders of Madison approve this Agreement, and in any event prior to the Closing Date.

ARTICLE V

CONDITIONS

Section 5.01  Conditions to Madison’s Obligations under this Agreement.  The obligations of Madison hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Madison pursuant to Section 7.03 hereof:

(a)           Corporate Proceedings.  All action required to be taken by, or on the part of, Leesport, its shareholders and Leesport Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by Leesport and Leesport Bank; and Madison shall have received certified copies of minutes or resolutions evidencing such authorizations;

(b)           Covenants.  The obligations and covenants of Leesport required by this Agreement to be performed by Leesport at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect;

(c)           Representations and Warranties.  The representations and warranties of Madison set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date except that as to any representation and warranty (i) that by its terms speaks as of the date of this Agreement or some other date shall be true and correct as of such date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect;

(d)           Approvals of Regulatory Authorities.  Leesport and Madison shall have received all approvals of Regulatory Authorities of the Merger required to have been obtained to consummate the transactions contemplated by this Agreement, and all notice and waiting periods required thereunder shall have expired or been terminated;

(e)           No Injunction.  There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

(f)            Officer’s Certificate.  Leesport shall have delivered to Madison a certificate and such other documents, dated the Closing Date and signed, without personal liability, by an officer of Leesport to the effect that the conditions set forth in subsections (a)

through (d) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

(g)           Registration Statement.  The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or “blue sky” authorities with respect to the transactions contemplated by this Agreement, shall have been obtained and neither the Registration Statement nor any such approval by state securities or “blue sky” authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

(h)           Tax Opinion.  Madison shall have received from its counsel, a written opinion, dated as of the Effective Date, to the effect that, based upon certain facts, qualifications, representations and assumptions satisfactory to Madison, for Federal income tax purposes:  (a) the Merger will constitute a “reorganization” within the meaning of section 368(a) of the IRC; (b) Madison and Leesport will each be a “party to a reorganization” within the meaning of section 368(b) of the IRC; and (c) no gain or loss will be recognized by shareholders of Madison who receive shares of Leesport Common Stock in exchange for shares of Madison Common Stock, except with respect to cash received in lieu of fractional shares;

(i)            Listing.  The shares of Leesport Common Stock to be issued in the Merger shall have been approved for listing on Nasdaq, subject only to official notice of issuance;

(j)            Approval of Shareholders.  This Agreement shall have been approved by the shareholders of each of Leesport and Madison by such vote as is required under their respective articles of incorporation and bylaws and the BCL;

(k)           Other Documents.  Madison shall have received such other certificates, documents or instruments from Leesport or its officers or others as Madison shall have reasonably requested in connection with accounting or income tax treatment of the Merger, or related securities law compliance; and

(l)            Key Employee Agreements.  Neither Leesport nor Leesport Bank shall have violated, or taken any action to renounce or repudiate, the Key Employee Agreements.

Section 5.02  Conditions to Leesport’s Obligations under this Agreement.  The obligations of Leesport hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Leesport pursuant to Section 7.03 hereof:

(a)           Corporate Proceedings.  All action required to be taken by, or on the part of, Madison, its shareholders and Madison Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by Madison and Madison Bank; and Leesport shall have received certified copies of minutes or resolutions evidencing such authorizations;

(b)           Covenants.  The obligations and covenants of Madison, required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect;

(c)           Representations and Warranties.  The representations and warranties of Madison set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date except that as to any representation and warranty (i) that by its terms speaks as of the date of this Agreement or some other date shall be true and correct as of such date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect;

(d)           Approvals of Regulatory Authorities.  Leesport and Madison shall have received all approvals of Regulatory Authorities for the Merger required to have been obtained to consummate the transactions contemplated by this Agreement; and all notice and waiting periods required thereunder shall have expired or been terminated;

(e)           No Injunction.  There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

(f)            Officer’s Certificate.  Madison shall have delivered to Leesport a certificate and such other documents, dated the Closing Date and signed, without personal liability, by its chairman of the board and chief executive officer, to the effect that the conditions set forth in subsections (a) through (d) of this Section 5.02 have been satisfied, to the best knowledge of the officer executing the same;

(g)           Registration Statement.  The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or “blue sky” authorities with respect to the transactions contemplated by this Agreement, shall have been obtained and neither the Registration Statement nor any such approval by state securities or “blue sky” authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

(h)           Tax Opinion.  Leesport shall have received from its counsel, a written opinion, dated as of the Effective Date, to the effect that, based upon certain facts, qualifications, representations and assumptions satisfactory to Leesport, for Federal income tax purposes:  (a) the Merger will constitute a “reorganization” within the meaning of section 368(a) of the IRC; and (b) Madison and Leesport will each be a “party to a reorganization” within the meaning of section 368(b) of the IRC;

(i)            Termination of Madison Options and Madison Warrants.  Madison shall have terminated, and the holders of the Madison Options and Madison Warrants shall have agreed to the termination of, the Madison Options and Madison Warrants in accordance with Section 1.02(f) hereof; and

(j)            Tax Matters.  Leesport shall not take any action that would result in the failure of the transactions contemplated in this Agreement to qualify as a reorganization within the meaning of Section 368(c)(1) of the IRC.

Section 5.03  Frustration of Closing Conditions.  Neither Leesport nor Madison may rely on the failure of any condition set forth in Sections 5.01 or 5.02, as the case may be, to be satisfied if such failure was caused by such party’s failure to use their reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE VI

TERMINATION, WAIVER AND AMENDMENT

Section 6.01  Termination.  This Agreement may be terminated on or at any time prior to the Closing Date:

(a)           By the mutual written consent of the parties hereto;

(b)           By Leesport or Madison:

(i)  if the Closing Date shall not have occurred on or before January 31, 2005; or

(ii)  if either party has received a final unappealable administrative order from a Regulatory Authority whose approval or consent has been requested that such approval or consent will not be granted or an application therefore shall have been permanently withdrawn at the request of a Regulatory Authority;

unless in the case of both Section 6.01(b)(i) and 6.01(b)(ii) hereof the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth herein required to be performed or observed by such party on or before the Closing Date.

(c)           By Madison or Leesport, if Madison’s or Leesport’ shareholders fail to approve this Agreement at a special meeting of Madison shareholders called for that purpose;

(d)           By Madison, on the Determination Date, if both of the following conditions are satisfied:

(1)           the Leesport Market Value as of the close of business on the Determination Date shall be less than $20.77; and

(2)           (i) the quotient obtained by dividing the Leesport Market Value as of the close of business on the Determination Date by $25.96 (such number being referred to herein as the “Leesport Ratio”) shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.20 from the quotient in this clause (2)(ii);

provided however, that if Madison elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to Leesport on the Determination Date.

For purposes of this Section 6.01(d), the following terms shall have the meanings indicated.

“Determination Date” shall mean the third calendar day immediately prior to the Effective Time, or if such calendar day is not a trading day, then the trading day immediately preceding such calendar day.

“Index Price” on a given date shall mean the SNL Bank Index (Price Value) publicly reported for such date.

“Starting Date” shall mean April 8, 2004.

(e)           By Leesport in writing at any time prior to the Effective Date if (i) Madison shall have breached, in any material respect the provisions of Section 4.06 of this Agreement, (ii) the Board of Directors of Madison shall have failed to recommend or endorse the Merger or withdrawn or modified its approval or recommendation of this Agreement and the Merger or recommended or endorsed a proposal for another Acquisition Transaction, or (iii) the Board of Directors of Madison shall have failed to call, give notice of, convene or hold a meeting of shareholders to consider the Merger; or by Madison in writing at any time prior to the Effective Date if (x) the Board of Directors of Leesport shall have failed to recommend or endorse the Merger or withdrawn or modified its approval or recommendation of this Agreement and the Merger or (y) the Board of Directors of Leesport shall have failed to call, give notice of, convene or hold a meeting of shareholders to consider the Merger.

(f)            At any time on or prior to the Effective Date, by Madison in writing if Leesport has, or by Leesport in writing if Madison has, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which in the case of a breach referred to in subclause (i) or (ii) above by Leesport would, individually or in the aggregate, result in a Material Adverse Effect and in case of a breach referred to in subclause (i) or (ii) above by Madison would, individually or in the aggregate, result in a Material Adverse Effect, in any case if such breach has not been substantially cured by the earlier of thirty (30) days after the date on which written notice of such breach is given to the party committing such breach or the Effective Date unless on such date such breach no longer causes a Material Adverse Effect.

(g)           By Madison at any time prior to filing the Registration Statement in order to concurrently enter into an acquisition agreement with respect to a Superior Proposal in accordance with and following compliance with Section 4.06(d).

Section 6.02  Effect of Termination.

(a)           If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (except for Section 4.02(d), Section 4.10(c)(iii) Section 7.01 hereof and this Section 6.02, and all obligations of the parties intended to be performed after the termination of this Agreement), which shall remain in full force and effect), and there shall be no further liability on the part of Leesport or Madison to the other, except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement.

(b)           If this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the willful or intentional breach of a party hereto, such party shall be liable to the other party for costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder (“Expenses”); provided, however, that the maximum amount of Expenses pursuant to this Section 6.02(b) shall be $1,000,000.  The payment of Expenses shall not constitute an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law.

(c)           In the event that this Agreement is terminated by: (i)  Leesport pursuant to Section 6.01(c) if Madison’s shareholders fail to approve this Agreement in circumstances where the Board of Directors of Madison shall not have held a shareholders meeting, failed to publicly recommended to such shareholders that such shareholders vote in favor of the approval of this Agreement or shall have withdrawn, modified or amended such recommendation in a manner adverse to Leesport; or (ii)  Leesport pursuant to Section 6.01(e); or (iii) Leesport or Madison pursuant to Section 6.01(c) if Madison’s shareholders fail to approve this Agreement or by Leesport pursuant to Section 6.01(f), in circumstances where both (A) within eighteen (18) months of such termination, Madison shall have entered into an agreement to engage in or there has otherwise occurred an Acquisition Transaction with any person other than Leesport or any Affiliate of Leesport and (B) at the time of such termination or event giving rise to such termination, it shall have been publicly announced that any Person (other than Leesport or any Affiliate of Leesport) shall have (y) made, or disclosed an intention to make, a bona fide offer to engage in an Acquisition Transaction or (z) filed an application (or given a notice), whether in draft or final form, under the Bank Holding Company Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction; or (iv) Madison pursuant to Section 6.01(g); then Madison shall make a single cash payment in the amount of $3,000,000, plus all Leesport’s reasonable expenses incurred prior thereto in connection with the anticipated integration of the operations of Leesport Bank and Madison Bank (the “Termination Fee”) and there shall be no further liability on the part of Madison under this Agreement, including, without limitation, under Section 6.02(a) or 6.02(b).  Madison shall pay the Termination Fee (by wire transfer of immediately available funds to an account designated by Leesport) within two (2) Business Days after demand therefore by Leesport.

ARTICLE VII

MISCELLANEOUS

Section 7.01  Expenses.  Except as otherwise provided in Section 6.02, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel and, in the case of Leesport, the registration fee to be paid to the SEC in connection with the Registration Statement.

Section 7.02  Non-Survival of Representations and Warranties.  All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants that by their terms are to be performed after the Effective Date, including without limitation the covenants set forth in Sections 1.02(d), 1.02(f), 1.02(g), 4.05 and 4.11, which will survive the Merger, shall terminate on the Closing Date.

Section 7.03  Amendment, Extension and Waiver.  Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise, provided that any amendment, extension or waiver granted or executed after shareholders of Madison and Leesport have approved this Agreement shall not modify either the amount or the form of the consideration to be provided hereby to holders of Madison Common Stock upon consummation of the Merger or otherwise materially adversely affect the shareholders of Madison without the approval of the shareholders who would be so affected.  This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto.  Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 7.04  Entire Agreement.  This Agreement, including the Madison Disclosure Schedule, the Leesport Disclosure Schedule and the Exhibits hereto, contains the entire agreement and understanding of the parties with respect to its subject matter, together with the confidentiality agreements previously executed between Leesport and Madison.  This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral, with respect to its subject matter.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 1.02(f), 1.02(g), 4.05 and 4.11.

Section 7.05  No Assignment.  Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.06  Notices.  All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

(a)           If to Leesport, to:

Leesport Financial Corp.

1240 Broadcasting Road

Wyomissing, PA  19610

Attention:  Raymond H. Melcher, Jr.

Telecopy No.: (610) 372-5707

with a copy to:

Stevens & Lee

111 North Sixth Street

Box 679

Reading, PA  19603

Attention:  David W. Swartz, Esquire

Telecopy No.: (610) 376-5610

(b)           If to Madison, to:

Madison Bancshares Group, Ltd.
Madison Bank Building

1767 Sentry Parkway West

Blue Bell, PA  19422

Attention:  Vito A. DeLisi

Telecopy No.: (215) 653-0699

with copies to:

Drinker Biddle & Reath LLP

One Logan Square

Philadelphia, PA 19103-6996

Attention: Stephen T. Burdumy, Esquire

Telecopy No.: (215) 988-2757

Section 7.07  Captions.  The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 7.08  Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Photostatic or facsimile reproductions of this Agreement may be made and relied upon to the same extent as originals.

Section 7.09  Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 7.10  Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania, excluding its conflicts of law principles.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

LEESPORT FINANCIAL CORP.

By	/s/ Raymond H. Melcher, Jr.,
Raymond H. Melcher, Jr.,
Chairman, President and Chief Executive Officer

By	/s/ Jenette L. Eck
Jenette L. Eck
Secretary

MADISON BANCSHARES GROUP, LTD.

By	/s/ Vito A. DeLisi
Vito A. DeLisi
President and Chief Executive Officer

By	/s/ E. Cheryl Hinkle Richards
E. Cheryl Hinkle Richards
Secretary

EXHIBIT 1

FORM OF AFFILIATE LETTER

April 16, 2004

Leesport Financial Corp.

1240 Broadcasting Road

Wyomissing, PA  19610

Ladies and Gentlemen:

Leesport Financial Corp. (“Leesport”) and Madison Bancshares Group, Ltd. (“Madison”) desire to enter into an Agreement and Plan of Merger, dated as of April 16, 2004 (“Agreement”), pursuant to which, subject to the terms and conditions set forth therein, (a) Madison will merge with and into Leesport with Leesport surviving the merger (the “Merger”) and (b) shareholders of Madison will receive shares of Leesport common stock in exchange for shares of common stock of Madison (as provided in Section 1.02(e) of the Agreement), plus cash in lieu of any fractional share interest.

Leesport has required, as a condition to its execution and delivery to Madison of the Agreement, and pursuant to Section 4.12 of the Agreement, that the undersigned, being a director and/or executive officer of Madison, execute and deliver to Leesport this letter agreement (the “Letter Agreement”).

The undersigned, in order to induce Leesport to execute the Agreement, hereby irrevocably (in his or her individual capacity and not as a director):

(a)  Agrees to be present (in person or by proxy) at all meetings of shareholders of Madison called to vote for approval of the Agreement and the Merger so that all shares of common stock of Madison then owned by the undersigned or over which the undersigned exercises voting control (collectively, “Shares”) will be counted for the purpose of determining the presence of a quorum at such meetings, and agrees to vote or cause to be voted all such Shares (i) in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Madison) and (ii) against approval or adoption of any other merger, business combination, recapitalization, asset sale, partial liquidation or similar transaction involving Madison;

(b)  Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Madison, to approve or adopt the Agreement;

(c)  Agrees to recommend the Merger to shareholders of Madison and not to withdraw or modify such recommendation if the undersigned is a member of the Board of Directors of Madison, and to otherwise use reasonable best efforts to cause the Merger to be completed;

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(d)  Except as required by law, agrees that the undersigned will not, and will not permit any company, trust or other entity controlled by the undersigned to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or any voting rights with respect thereto, other than subsequent to the shareholder meeting of Madison held in connection with the vote on the Agreement or pursuant to a gift where the transferee has agreed in writing to abide by the terms of this Letter Agreement in a form reasonably satisfactory to Leesport;

(e)  If the undersigned holds any Madison Options or Madison Warrants (as defined in the Agreement), the amounts of which at the time of signing this Agreement are listed below, the undersigned agrees not to exercise such Madison Options or Madison Warrants and agrees to terminate such Madison Options or Madison Warrants in exchange for a cash payment as provided in Sections 1.02(f)(i) and 1.02(f)(ii) of the Agreement.

(f)  Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of Leesport received in the Merger, except (i) at such time as a registration statement under the Securities Act of 1933, as amended (“Securities Act”) covering sales of such Leesport common stock is effective and a prospectus is made available under the Securities Act, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act or (iii) in a transaction which, in the opinion of counsel satisfactory to Leesport or as described in a “no-action” or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the Securities Act; and acknowledges and agrees that Leesport is under no obligation to register the sale, transfer or other disposition of Leesport common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

(g)  Agrees that neither Madison nor Leesport shall be bound by any attempted sale by the undersigned of any of the Shares or of shares of Leesport Common Stock, respectively, and Leesport’s transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Leesport common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

(h)  Acknowledges and agrees that the provisions of subparagraph (e) hereof also apply to shares of Leesport Common Stock received in the Merger or owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity except where such action or inaction would violate the terms of trust documents or the fiduciary obligations of the trustee, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

(i)  Agrees that, for a period of eighteen (18) months from the Effective Date of the Merger, the undersigned shall not directly or indirectly solicit for employment or business relationship purposes pertaining to the financial services industry any employee or customer of Madison who was such an employee or customer on the Effective Date of the Merger.

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(j)  Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles.

It is understood and agreed that the provisions of subparagraphs (a), (b) and (c) of this Letter Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of Madison common stock and is not in any way intended to affect the exercise by the undersigned of the undersigned’s responsibilities as a director or officer of Madison.  It is further understood and agreed that such subparagraphs of this Letter Agreement are not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of Madison common stock held or controlled by the undersigned as of the date hereof.

The obligations set forth herein shall terminate concurrently with any termination of the Agreement in accordance with its terms.  The obligations set forth herein shall terminate automatically if Madison exercises its right to accept a Superior Proposal (as defined in the Agreement) pursuant to Section 6.01(g) of Agreement.

This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

This Letter Agreement shall inure to the benefit of Leesport, and shall be binding on the undersigned and his or her executors, personal representatives, administrators, heirs, legatees, guardians and other personal representatives.  This Letter Agreement shall survive the death or incapacity of the undersigned.

The undersigned agrees that, in the event of his or her breach of this Letter Agreement, Leesport shall be entitled to such remedies and relief against the undersigned as are available at law or in equity.  The undersigned acknowledges that there is not an adequate remedy at law to compensate Leesport for a violation of this Letter Agreement, and irrevocably waives, to the extent permitted by law, any defense that he or she might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief, or other equitable relief.  The undersigned agrees to the granting of injunctive relief without the posting of any bond and further agrees that, if any bond shall be required, such bond shall be in a nominal amount.

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Please confirm, intending to be legally bound, that the foregoing correctly states the understanding between the undersigned and Leesport by signing and returning to Leesport a counterpart hereof.

Very truly yours,

Name:

Number of Shares:

Number of Madison Options:

Number of Madison Warrants:

Accepted as of this 16 day of April, 2004:

Leesport Financial Corp.

By:

Name:
Title:

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